As filed with the Securities and Exchange Commission on October 24, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREEN POWER ENTERPRISES, INC.

(Exact name of registrant as specified in its constitutional documents)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Av Brig. Faria Lima
1485-19 Andar
Brasilinvest Plaza CEP 01452-002
Sao Paulo
Brazil
(55) 1130947970

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fernando Garnero, Chairman of the Board
Green Power Enterprises, Inc.
Av Brig. Faria Lima
1485-19 Andar
Brasilinvest Plaza CEP 01452-002
Sao Paulo
Brazil
(55) 1130947970

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq.
Jeffrey M. Gallant, Esq.
Graubard Miller
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
(212) 818-8800
(212) 818-8881 – Facsimile

Julie M. Allen, Esq.
Proskauer Rose LLP
1585 Broadway
23rd floor
New York, NY 10036
(212) 969-3000
(212) 969-2900 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, $.0001 par value, and one Warrant(2)	28,750,000 Units	$8.00	$230,000,000	$7,061.00
Ordinary Shares included as part of the Units(2)	28,750,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	28,750,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Units(4)	28,750,000 Shares	$6.00	$172,500,000	$5,295.75
Representative’s Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representative’s Unit Purchase Option (‘‘Underwriter’s Units’’)(4)	1,250,000 Units	$9.60	$12,000,000	$368.40
Ordinary Shares included as part of the Underwriter’s Units(4)	1,250,000 Shares	—	—	—	(3)
Warrants included as part of the Representative’s Units(4)	1,250,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Representative’s Units(4)	1,250,000 Shares	$6.00	$7,500,000	$230.25
Total			$422,000,100	$12,955.40

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,750,000 Units and 3,750,000 Ordinary Shares and 3,750,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, October 24, 2007

PROSPECTUS

$200,000,000

25,000,000 units

Green Power Enterprises, Inc. is a newly formed Cayman Islands exempted company incorporated as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the renewable energy industry. We initially intend to focus on ethanol producing plants in Brazil although we are not limited to any geographic location. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering is being sold at a price of $8.00 and consists of:

•	one ordinary share; and

•	one warrant.

Each warrant entitles the holder to purchase one ordinary share at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and                      , 2008 [one year from the date of this prospectus], and will expire on                          , 2011 [four years from the date of this prospectus], or earlier upon redemption.

We have granted the underwriters a 45-day option to purchase up to and additional 3,750,000 units (over and above the 25,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Morgan Joseph & Co. Inc., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at $9.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Fernando Garnero, our Executive Chairman of the Board, and certain of his family members and entities affiliated with him and his family members, have committed to purchase from us an aggregate of 5,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $5,000,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchases will be placed in the trust account described below. The ‘‘insider warrants’’ to be purchased by these individuals will be identical to warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by the purchasers or their affiliates. The purchasers of the insider warrants have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination.

There is presently no public market for our units, ordinary shares or warrants. We have applied to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol ‘‘        .U’’ on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the ordinary shares and warrants will be traded on the American Stock Exchange under the symbols ‘‘        ’’ and ‘‘            .WS,’’ respectively. We cannot assure you, however, that our securities will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$8.00	$0.56	$7.44
Total	$200,000,000	$14,000,000	$186,000,000

(1)	Of the underwriting discount and commissions, $7,000,000 ($0.28 per unit) is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we consummate a business combination. If a business combination is not consummated, such deferred discounts and commissions will be forfeited by the underwriters.

Upon completion of this offering and the private placement, $197,250,000 (or approximately $7.89 per unit sold to the public in this offering), will be deposited into a trust account at Crédit Agricole Group, maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes $7,000,000, or $0.28 per unit, of deferred underwriting discounts and commissions and $5,000,000 from the private placement of insider warrants. These funds will not be released to us until the earlier of the completion of a business combination and our liquidation (which may not occur until                         , 2009 [twenty four months from the date of this prospectus]).

We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co. Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                                  , 2007.

Morgan Joseph	Maxim Group LLC

                                     , 2007

 Prospectus Summary

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to ‘‘we,’’ ‘‘us’’ or ‘‘our company’’ refer to Green Power Enterprises, Inc., a Cayman Islands limited life exempted company.;

•	‘‘initial shareholders’’ or ‘‘existing shareholders’’ refers to all of our shareholders prior to this offering, including all of our officers and directors;

•	‘‘initial shares’’ refers to the 6,250,000 ordinary shares that our initial shareholders originally purchased from us for $25,000 in July 2007;

•	‘‘insider warrants’’ refers to the 5,000,000 warrants we are selling privately to Fernando Garnero, our Executive Chairman of the Board, and certain of his family members and entities affiliated with him and his family members upon consummation of this offering;

•	references to ‘‘US Dollars’’ and ‘‘$’’ are to the legal currency of the United States;

•	the term ‘‘public shareholders’’ means the holders of the ordinary shares which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our existing shareholders to the extent that they purchase or acquire such shares; and

•	the information in this prospectus assumes that the representative of the underwriters will not exercise the over-allotment option granted to the underwriters.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Introduction

We are a Cayman Islands company incorporated on July 18, 2007 as an exempted company with limited liability. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law (2007 Revision) of the Cayman Islands. As an exempted company, we have applied for a tax exemption undertaking from the Cayman Islands government providing an exemption for a period of 20 years if such direct taxation were ever introduced in the Cayman Islands by the Cayman Islands government.

We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the renewable energy industry. We initially intend to focus on ethanol producing plants in Brazil although we are not limited to any geographic location. To date, our efforts have been limited to organizational activities.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will have until                     , 2009 [twenty four months from the date of this prospectus] to consummate a business combination. If we are unable to consummate a business combination by such date, this will trigger an automatic dissolution and liquidation of the company in accordance with the procedure set forth in our memorandum and articles of association. Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). We will not acquire less than majority voting control (meaning not less than 51% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of our net assets. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our shareholders could end up owning a minority interest in the combined company, as there is no requirement that our shareholders own a certain percentage of our company after effecting a business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and currently have no intention of doing so.

While we do not intend to pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received a financial investment from, investment firms with which our existing shareholders, executive officers or directors are affiliated, we are not prohibited from pursuing such a transaction. In the event that we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our shareholders from a financial point of view.

Our principal executive offices are located at Av Brig. Faria Lima, 1485-19 Andar, Brasilinvest Plaza CEP 01452-002, Sao Paulo, Brazil and our telephone number is (55) 1130947970.

The Offering

Securities offered	25,000,000 units, at $8.00 per unit, each unit consisting of:

•	one ordinary share; and

•	one warrant.

The units are expected to begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable. In no event will the representative of the underwriters allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report of Foreign Private Issuer on Form 6-K, including an audited balance sheet, with the Securities and Exchange Commission as soon as practicable upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 6-K, or in an amendment thereto, or in a subsequent Form 6-K, information indicating whether the representative of the underwriters has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.

The units will continue to trade after separate trading of the ordinary shares and the warrants has begun. Holders will need to have their brokers contact our transfer agent in order to separate the ordinary shares and warrants from their units.

Private placement	5,000,000 insider warrants at $1.00 per warrant (for a total purchase price of approximately $5,000,000) will be sold to Fernando Garnero, our Executive Chairman of the Board, and certain of his family members and entities affiliated with him and his family members, pursuant to letter agreements among us, the representative of the underwriters and such purchasers. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by such purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination. The representative of the underwriters has no intention of waiving these restrictions. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete a business combination, then the $5,000,000 purchase price of the insider warrants will become part of the amount payable to our public shareholders upon our liquidation of the trust account and the insider warrants will expire worthless. Similarly, the purchase price will become part of any redemption amount to be paid to redeeming shareholders.

Ordinary shares:

Number outstanding before this offering	6,250,000 shares

Number to be outstanding after this offering	31,250,000 shares

Warrants:

Number outstanding before this offering	0 warrants

Number to be sold to insiders	5,000,000 warrants

Number to be outstanding after this offering and sale to insiders	30,000,000 warrants

Exercisability	Each warrant is exercisable for one ordinary share.

Exercise price	$6.00 per warrant

Exercise period	The warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	[ ], 2008 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2011 [four years from the date of this prospectus] or earlier upon redemption.

However, the warrants will only be exercisable if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current.

Redemption	We may redeem the outstanding warrants (including the insider warrants and any outstanding warrants issued upon exercise of our unit purchase option):

•	in whole and not in part,

•	at a price of $.01 per warrant at any time while the warrants are exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sales price of our ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $11.50 trigger price or the $6.00 warrant exercise price after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing ordinary shares price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

In the event we call the warrants for redemption, we have agreed that the insider warrants will be exercisable by the original purchasers or their affiliates on a cashless basis.

Proposed American Stock Exchange symbols for our:

Units	[ ]

Ordinary shares	[ ]

Warrants	[ ]

Offering and private placement proceeds to be held in trust	$192,250,000 of the net proceeds of this offering plus the $5,000,000 we will receive from the sale of the insider warrants (for an aggregate of $197,250,000 or approximately $7.89 per unit sold to the public in this offering) will be placed in a trust account at Crédit Agricole Group, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $7,000,000 ($0.28 per unit) of underwriting discounts and commissions payable to the underwriters in the offering that is being deferred. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $2,200,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $100,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and will not placed in the trust account.

Limited payments to insiders	Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our existing shareholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•	repayment of a $175,000 non-interest bearing loan made by Mario Garnero, a member of our Board of Directors;

•	payment of $10,000 per month to Brasilinvest Group, an affiliate of Fernando Garnero, for office space and related services; and

•	reimbursement of out-of-pocket expenses incurred by them in connection with identifying and completing a suitable business combination.

Memorandum and Articles of Association	As discussed below, there are specific provisions in our memorandum and articles of association that may not be amended prior to our consummation of a business combination, including our requirements to seek shareholder approval of such a business combination and to allow our shareholders to seek redemption of their shares if they do not approve of such a business combination, without the approval of 100% of our shareholders. We view these provisions, which are contained in Sections 167 through 171 of our memorandum and articles of association, as obligations to our shareholders and will not take any action to amend or waive these provisions.

Our memorandum and articles of association also provides that we will continue in existence only until , 2009
[twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, this will trigger an automatic dissolution and liquidation of the company. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. In connection with any proposed business combination we submit to our shareholders for approval, we will also submit to shareholders a proposal to amend our memorandum and articles of association to provide for our perpetual existence, thereby removing this limitation on our corporate life. The proposal to provide for our perpetual existence will be contingent on the approval of a business combination. Accordingly, we will only consummate a business combination if shareholders vote both in favor of such business combination and our amendment to provide for our perpetual existence and vice versa. The approval of the proposal to amend our memorandum and articles of association to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding ordinary shares. We view this provision terminating our corporate life by , 2009 [twenty four months from the date of this prospectus] as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Shareholders must approve business combination	Pursuant to our memorandum and articles of association, we are required to seek shareholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under applicable law. We view this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our memorandum and articles of association. In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering in accordance with the majority of the ordinary shares voted by the public shareholders. We will proceed with a business combination only if (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning less than 30% of the shares sold in this offering exercise their redemption rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 29.99% of the public shareholders may exercise their redemption rights and the business combination will still go forward.

Redemption rights for shareholders voting to reject a business combination	Pursuant to our memorandum and articles of association, public shareholders voting against a business combination may require us to redeem their shares for cash (being a pro rata share of the trust account) (initially approximately $7.89 per share, or approximately $7.87 if the over-allotment option is exercised), plus any interest earned on their portion of the trust account but less the interest that may be released to us as described above to fund our working capital requirements and our income tax obligations, if the business combination is approved and completed. We view this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our memorandum and articles of association. Our existing shareholders will not have such redemption rights with respect to any ordinary shares owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket.

Public shareholders who redeem their stock for their share of the trust account will continue to have the right to exercise any warrants they may hold.

An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the business combination and the business combination is approved and completed.

Additionally, we may require public shareholders, whether they are a shareholders of record or hold their shares in ‘‘street name,’’ to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder.

The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a shareholder of record or his shares are held in ‘‘street name,’’ in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC system, we believe this time period is sufficient for an average investor.

Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the consummation of this offering. If the initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public shareholder.

Liquidation if no business combination	As described above, if we have not consummated a business combination by , 2009 [twenty four months from the date of this prospectus], will trigger an automatic dissolution and liquidation of the company pursuant to the terms of our memorandum and articles of association and we will promptly distribute only to our public shareholders the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets (subject to our provision for creditors, if any) as part of our plan of dissolution and distribution.

We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.89, plus interest then held in the trust account for the following reasons:

•	As described above, if we have not consummated a business combination by , 2009 [twenty four months from the date of this prospectus], our dissolution and liquidation will occur. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law (2007 Revision) of the Cayman Islands, referred to in this prospectus as the ‘‘Companies Law.’’ In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them.

•	While we are required to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Fernando Garnero agreed that he will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that he will be able to satisfy those obligations, if he is required to do so.

We anticipate that we would liquidate to our public shareholders the amount in our trust account (including any accrued interest) plus any remaining net assets (subject to our provision for creditors) shortly following expiration of the 21-day period as part of our plan of dissolution and distribution. Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Fernando Garnero has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment for such expenses.

Escrow of initial shares	On the date of this prospectus, all of our existing shareholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as (i) transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a business combination or earlier if, following a business combination, (i) the last sales price of our ordinary shares equals or exceeds $13.00 per share for any 40 trading days within any 60-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. With respect to any of the initial shareholders that are entities, such entities have agreed that they will not transfer ownership of their interests to anyone other than an initial shareholder or an entity of which such shareholder is the beneficial owner.

If holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their redemption rights and such business combination is consummated, our existing shareholders have agreed to forfeit, on a pro rata basis, and return to us for cancellation, a number of shares so that existing shareholders own no more than 23.81% of our outstanding ordinary shares immediately prior to the consummation of a business combination.

Risks

We are a newly formed company and, until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled ‘‘Risk Factors’’ beginning on page 14 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. The actual balance sheet data as of July 31, 2007 is derived from out audited financial statements. We have not had any significant operations to date, so only balance sheet data are presented.

	July 31, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(11,000)	$190,374,000
Total assets	235,000	197,374,000
Total liabilities	211,000	7,000,000
Value of ordinary shares which may be redeemed for cash ($7.89 per share)	—	59,174,992
Shareholders’ equity	$24,000	$131,199,008

(1)	Includes the $5,000,000 we will receive from the sale of the insider warrants.

The ‘‘as adjusted’’ information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

The working capital deficiency excludes $35,000 of costs related to this offering which were paid or accrued prior to July 31, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against shareholders’ equity in the ‘‘as adjusted’’ information.

The ‘‘as adjusted’’ working capital and total assets amounts include the $197,250,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount to be placed in trust includes an additional $7,000,000 (or approximately $0.28 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account totaling $197,250,000 of net proceeds from the offering, including $5,000,000 of proceeds from the private placement of the insider warrants, and all accrued interest earned thereon less (i) up to $2,200,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income tax obligations, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will not proceed with a business combination if public shareholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public shareholders owning up to approximately 29.99% of the shares sold in this offering exercise their redemption rights. If this occurred, we would be required to redeem for cash up to approximately 29.99% of the 25,000,000 shares sold in this offering, or 7,499,999 ordinary shares, at an initial per-share redemption price of $7.89, without taking into account interest earned on the trust account. The actual per-share redemption price will be equal to:

•	the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,
•	divided by the number of ordinary shares sold in the offering.

In the event that holders of more than 20% of the ordinary shares sold in this offering elect to redeem their shares, our existing shareholders have agreed to forfeit that number of ordinary shares (up to a maximum of 781,250) that will result in their owning collectively no more than 23.81% of our outstanding ordinary shares immediately prior to the consummation of such business combination after giving effect to the redemption.

 Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the renewable energy industry. We intend to initially focus on ethanol producing plants in Brazil. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. We cannot assure you that we will be successful in effecting an initial business combination.

If we are unable to complete a business combination and are forced to liquidate and distribute the assets in the trust account, our public shareholders may receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, the per-share liquidation distribution may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public shareholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought redemption of their shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report of Foreign Private Issuer on Form 6-K, including an audited balance sheet demonstrating this fact, we will be exempt from rules promulgated by the Securities and Exchange Commission (‘‘SEC’’) to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement of which this prospectus forms a part and restricting the use of interest earned on the funds held in the trust account. Because we will not be subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we will have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 127 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 34 companies have consummated a business combination, while 30 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and 6 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their shareholders. Accordingly, there are approximately 57 blank check companies with more than $7.1 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we were to enter into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to complete a business combination with a target business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our income tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any outstanding income tax obligations. While we are entitled to the release of certain interest earned on the funds in the trust account for such purposes, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial shareholders to operate or may be forced to liquidate. Our initial shareholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by our shareholders is likely to be less than $7.89 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we are required to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Furthermore, there is no guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public shareholders, Fernando Garnero has agreed that he will be personally liable for the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, to ensure that such claims do not reduce the proceeds in the trust account. Because we are required to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Mr. Garnero having any such obligations is minimal. Notwithstanding the foregoing, we have questioned such Mr. Garnero on his financial net worth and reviewed his financial information and believe he will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that he will be able to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.89, plus interest not previously disbursed to us or required to pay our income tax obligations, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share liquidation distribution would be less than the initial $7.89 per share held in the trust account.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our memorandum and articles of association provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, this will trigger an automatic dissolution and liquidation of the company. As a result, this has the same effect as if we had formally been through a voluntary liquidation procedure under the Companies Law (2007 Revision) of the Cayman Islands (the ‘‘Companies Law’’). In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of the company are fully wound-up, the liquidator must present his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing the company will be dissolved. In the case of a full voluntary liquidation procedure, any liability of shareholders with respect to a liquidating distribution would be barred if creditors miss the deadline for submitting claims. However, it is our intention to liquidate the trust account to our public shareholders as soon as reasonably possible after the end of the 24-month period and our directors and officers have agreed to take any such action necessary to dissolve our company and liquidate the trust account as soon as reasonably practicable if we do not complete a business combination within 24 months from the date of this prospectus. Pursuant to our memorandum and articles of association, failure to consummate a business combination within 24 months from the date of this prospectus will trigger an automatic winding up of the company. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after                     , 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to be practically worthless.

No warrant will be exercisable and we will not be obligated to issue ordinary shares unless, at the time a holder seeks to exercise such warrant, a registration statement relating to the ordinary shares issuable upon exercise of the warrant is current and effective. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective registration statement relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current and effective registration statement related to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the registration statement relating to the ordinary shares issuable upon the exercise of the warrants is not current and effective, the warrants may have no value, the market for such warrants may be limited and such warrants may expire worthless. In such event, an investor would have paid the full unit price for one ordinary share.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of ordinary shares by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of ordinary shares upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our registration statement relating to the ordinary shares issuable upon exercise of the warrants is current and effective. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the ordinary shares issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

Because we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition and be in the renewable energy industry, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

We may issue equity or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our memorandum and articles of association authorizes the issuance of up to 75,000,000 ordinary shares, par value $.0001 per share, and 1,000,000 preferred shares, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 11,250,000 authorized but unissued shares of our ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option granted to the representative of the underwriters) and all of the 1,000,000 preferred shares available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional ordinary and/or preferred shares, or a combination of ordinary and preferred shares, to complete a business combination. The issuance of additional ordinary shares or any number of preferred shares:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•	may cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be fully ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and this may negatively impact our ability to complete a business combination.

Our officers, directors and their respective affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our directors, officers or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with entities, including other ‘‘blank check’’ companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and this may negatively impact our ability to complete a business combination.

All of our officers and directors own ordinary shares issued prior to this offering and some of them will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own ordinary shares that were issued prior to this offering. Additionally, one of our officers and directors and his affiliates will purchase insider warrants upon the consummation of this offering. Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket, will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our ordinary shares are ‘‘penny stock’’, which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with a business in the renewable energy industry with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we acquire a single target business, we will not be able to diversify our operations or benefit from the possible spreading of risk or offsetting of losses, unlike other entities that may have the resources to complete several business combinations.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The fact that we may proceed with a business combination even if public shareholders owning 29.99% of the shares sold in this offering exercise their redemption rights, rather than the customary 20% threshold of most other blank check companies, may hinder our ability to structure a business combination in the most efficient manner or optimize our capital structure.

We may proceed with a business combination as long as public shareholders owning less than 30% of the shares sold in this offering exercise their redemption rights. Accordingly, approximately 29.99% of the public shareholders may exercise their redemption rights and we could still consummate a proposed business combination. We have set the redemption percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public shareholders. While there are a few other offerings similar to ours which include redemption provisions greater than 20%, the 20% threshold is customary and standard for offerings similar to ours.

When we seek shareholder approval of any business combination, our public shareholders (but not our existing shareholders) will have the right to redeem their ordinary shares for cash if the shareholder votes against the business combination and the business combination is approved and completed. Such shareholder must both vote against such business combination and then exercise their redemption rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of shareholders exercise their redemption rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing for either situation and cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may require shareholders who wish to redeem their shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We may require public shareholders who wish to redeem their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the shareholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Accordingly, we will only require shareholders to deliver their certificates prior to the vote if we give shareholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC system, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to redeem their shares may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

Because of our limited resources and structure and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only 64 of the 127 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our existing shareholders, including our officers and directors, control a substantial interest in our company and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, our existing shareholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). None of our existing shareholders, officers and directors has indicated to us that they currently intend to purchase our units or our ordinary shares in, or concurrently with, this offering or following this offering in the open market. Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ board of directors, only a minority of the board of directors will be considered for election and our existing shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing shareholders will continue to exert control at least until the consummation of a business combination.

Our existing shareholders paid an aggregate of $25,000, or $0.004 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to the investors in this offering. Our existing shareholders acquired their initial ordinary shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 30.9% or $2.48 per share (the difference between the pro forma net tangible book value per share of $5.52, and the initial offering price of $8.00 per unit).

Our outstanding warrants and unit purchase option may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 25,000,000 ordinary shares as part of the units offered by this prospectus and the insider warrants to purchase 5,000,000 ordinary shares. We will also issue an option to purchase 1,250,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 1,250,000 warrants. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and unit purchase option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and unit purchase option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

Any exercise by our existing shareholders or the purchasers of the insider warrants of their registration rights with respect to their initial shares or insider warrants and underlying securities may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect a business combination.

Our existing shareholders are entitled to require us to register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants are entitled to require us to register the resale of their insider warrants and underlying ordinary shares at any time after we consummate a business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 6,250,000 ordinary shares and 5,000,000 warrants (as well as 5,000,000 ordinary shares underlying the warrants) eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, shareholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of our securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities may be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not budgeted.

Since we are a blank check company, the determination of the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to which to compare them. There can be no assurance that management’s perceptions accurately reflect the actual facts with respect to any of the factors considered.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and certain states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of United States securities laws; and

•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of United States securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we may combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non−U.S. dollar currencies. The appreciation of non−U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ governing jurisdiction, including any of the following:

•	rules and regulations or currency redemption or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences; and

•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Risks related to the renewable energy industry

We must complete a business combination with a target businesses in the renewable energy industry, and we have a particular focus on ethanol producing plants in Brazil. Business combinations with companies with operations in the renewable energy industry entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the renewable energy industry, we will be subject to, and possibly affected by, the risks set forth below.

Fluctuations in energy prices may cause a reduction in the demand or profitability of the products or services we may ultimately produce or offer.

Prices for energy sources such as oil and natural gas tend to fluctuate widely based on a variety of political and economic factors. These price fluctuations heavily influence the energy industry. Lower energy prices for existing products tend to limit the demand for alternate forms of energy products. Factors that impact price fluctuations include the actions of the members of the Organization of Petroleum Exporting Countries (OPEC), the level of production by non-OPEC countries, worldwide demand for oil and natural gas, political tensions involving OPEC and non-OPEC countries and other varying factors. If we complete a business combination with a target business that is affected by these or other factors, there may be a decrease in the demand for the products or services we may ultimately produce or offer and our profitability could be adversely affected.

We will be subject to competition from traditional and other alternative energy systems, any of which could be determined better, more reliable or more cost efficient and any of which could reduce demand for our products following a business combination.

Our success following a business combination will depend on our ability to compete with other energy systems providers. We are likely to face competition from existing energy providers who may decide to sell to the same customers and/or to build expansions of their own energy systems. Due to the highly competitive nature of the energy industries, new companies may emerge in the future offering services and products similar to the products we may offer. We cannot assure you that we will be able to compete effectively with these other companies.

Anticipated growth in demand for renewable energy may not occur which would reduce the market and the opportunity to sell our products following a business combination.

To the extent local and regional demand for power generating capacity does not exceed the capacity of the current energy market suppliers, or technological advances increase the capacity of existing power generating equipment, or the price of traditional fuel sources declines, our potential customers may not have a need for our services and products following a business combination. Any significant decline in the local and regional demand for new fuel sources could result in a decrease in demand for our products and hence lower revenues.

Changes in technology may render our products or services obsolete following a business combination.

The energy industry is substantially affected by rapid and significant changes in technology. These changes may render certain existing services and technologies currently used obsolete. We cannot assure you that the technologies used by or relied upon by a target business with which we effect a business combination will not be subject to such obsolescence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

Failure to comply with governmental regulations could result in the imposition of penalties, fines or restrictions on operations and remedial liabilities.

The energy industry is subject to extensive regulations related to health and safety and those associated with compliance land use and development. Existing laws also impose obligations to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Compliance with these laws, regulations and obligations could require substantial capital expenditures. Failure to comply could result in the imposition of penalties, fines or restrictions on operations and remedial liabilities. These costs and liabilities could adversely affect our operations following a business combination. These laws, regulations and obligations could change with the promulgation of new laws and regulations or a change in the interpretation of existing laws and regulations, which could result in substantially similar risks. We cannot assure you that we will be able to comply with existing or new regulations.

If we are unable to acquire or renew permits and approvals required for our operations following a business combination, we may be forced to suspend or cease our operations altogether.

The construction and operation of energy projects require numerous permits and approvals from governmental agencies. We cannot assure you that we will be able to obtain all necessary permits and approvals following a business combination. If we are unable to obtain or renew permits or approvals necessary for the operation of our business following a business combination, our operations would be adversely affected. In addition, obtaining all necessary permits and approvals may necessitate substantial expenditures and may create a significant risk of expensive delays or loss of value if a project is unable to function as planned due to changing requirements or local opposition.

 Use of Proceeds

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants in the private placement (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$200,000,000		$230,000,000
From private placement	5,000,000		5,000,000
Total gross proceeds	205,000,000		235,000,000
Offering expenses(1)
Underwriting discount (7.0% of gross proceeds from offering, 3.5% of which is payable at closing and 3.5% of which is payable upon consummation of a business combination)	7,000,000	(2)	8,050,000 (2)
Legal fees and expenses	305,000		305,000
Miscellaneous expenses	59,345		59,345
Printing and engraving expenses	100,000		100,000
American Stock Exchange filing and listing fee	80,000		80,000
Accounting fees and expenses	50,000		50,000
SEC registration fee	12,955		12,955
FINRA filing fee	42,700		42,700
Net proceeds
Held in trust	197,250,000		226,200,000
Not held in trust(3)	100,000		100,000
Total net proceeds	$197,350,000		$226,300,000
Use of net proceeds not held in trust and up to $2,200,000 available from after-tax interest income earned on the trust account(3)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$1,000,000		(43.5%)
Due diligence of prospective target businesses by officers, directors and existing shareholders	300,000		(13.0%)
Payment of administrative fee to Brasilinvest Group ($10,000 per month for two years)	240,000		(10.4%)
Legal and accounting fees relating to SEC reporting Obligations	50,000		(2.2%)
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	710,000		(30.9%)
Total	$2,300,000		(100.0%)

(1)	Approximately $ of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the American Stock Exchange filing fee and a portion of the legal and audit fees, have been or will be paid from the funds we received from Mario Garnero described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants. For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $7,000,000, or $8,050,000 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.

(3)	The amount of proceeds not held in trust will remain constant at $100,000 even if the over-allotment is exercised. In addition, $2,200,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

In addition to the offering of units by this prospectus, Fernando Garnero, our Executive Chairman of the Board, and certain of his family members and entities affiliated with him and his family members, have committed to purchase the insider warrants (for an aggregate purchase price of $5,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

$192,250,000, or $221,200,000 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $5,000,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Crédit Agricole Group maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act of 1940. Except with respect to interest income that may be released to us of (i) up to $2,200,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to Brasilinvest Group, an affiliate of Fernando Garnero, the Executive Chairman of our Board of Directors, of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Brasilinvest Group for our benefit and is not intended to provide Mr. Garnero compensation in lieu of a salary. We believe, based on rents and fees for similar services in Sao Paulo, Brazil, that the fee charged by Brasilinvest Group is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public shareholders. Other than the $10,000 monthly administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, shareholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to ‘‘Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,’’ ‘‘Due diligence of prospective target businesses by our officers, directors and existing shareholders’’ and ‘‘Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.’’ Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be approximately $100,000. In addition, interest earned on the funds held in the trust account, up to $2,200,000, may be released to us to fund our working capital requirements. We intend to use the excess working capital (approximately $710,000) for director and officer liability insurance premiums (approximately $120,000) and hold the balance of $590,000 in reserve for tax payments and in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing shareholders in connection with activities on our behalf as described below. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any income tax obligations that we may owe. We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a ‘‘no-shop’’ provision (a provision in letters of intent designed to keep target businesses from ‘‘shopping’’ around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we were to enter into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a ‘‘no-shop’’ provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, certain of our initial shareholders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment of such expenses.

Mario Garnero, a member of our Board of Directors, has advanced to us a total of $175,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the American Stock Exchange listing fee, and a portion of the legal and audit fees and expenses. The loan will be payable without interest on the earlier of July 24, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months, assuming that a business combination is not consummated during that time.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public shareholder redeems such shares for cash in connection with a business combination which the public shareholder voted against and which we consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

 Dilution

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

At July 31, 2007, our net tangible book value was a deficiency of $11,000, or approximately $0.00 per ordinary share. After giving effect to the sale of 25,000,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at July 31, 2007 would have been $131,199,008 or $5.52 per share, representing an immediate increase in net tangible book value of $5.52 per share to the existing shareholders and an immediate dilution of $2.48 per share or 30.9% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $59,174,992 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public shareholders (but not our existing shareholders) may result in the redemption for cash of up to approximately 29.99% of the aggregate number of the shares sold in this offering at a per-share redemption price equal to the amount in the trust account (a portion of which is made up of $7,000,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$8.00
Net tangible book value before this offering	$0.00
Increase attributable to new investors and private sales	5.52
Pro forma net tangible book value after this offering		5.52
Dilution to new investors		$2.48

The following table sets forth information with respect to our existing shareholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholders	6,250,000	20.0%	$25,000	0.01%	$0.004
New investors	25,000,000	80.0%	$200,000,000	99.99%	$8.00
Total	31,250,000	100.0%	$200,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(11,000)
Proceeds from this offering and private placement	197,350,000
Offering costs accrued or paid in advance and excluded from net tangible book value before this offering	35,000
Less: Deferred underwriter’s fee paid upon consummation of a business combination	(7,000,000)
Less: Proceeds held in trust subject to redemption to cash ($7.89 x 7,499,999 shares)	(59,174,992)
$131,199,008
Denominator:
Ordinary shares outstanding prior to this offering	6,250,000
Ordinary shares included in the units offered	25,000,000
Less: Shares subject to redemption (25,000,000 x 29.99%)	(7,499,999)
23,750,001

 Capitalization

The following table sets forth our capitalization at July 31, 2007 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units and the sale of the insider warrants in the private placement:

	July 31, 2007
	Actual	As Adjusted
Note payable to shareholders	$175,000	$—
Underwriter fee payable	—	7,000,000
Ordinary shares, $.0001 par value, -0- and 7,499,999 shares which are subject to possible redemption, shares at redemption value	—	59,174,992
Shareholders’ equity:
Preferred shares, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Ordinary shares, $.0001 par value, 75,000,000 shares authorized; 6,250,000 shares issued and outstanding, actual; 31,250,000 shares issued and outstanding (including 7,499,999 shares subject to possible redemption), as adjusted	625	31,250
Additional paid-in capital	24,375	131,168,758
Deficit accumulated during the development stage	(1,000)	(1,000)
Total shareholders’ equity:	$24,000	$131,199,008
Total capitalization	$199,000	$197,374,000

If we consummate a business combination, the redemption rights afforded to our public shareholders (but not our existing shareholders) may result in the redemption for cash of up to approximately 29.99% of the aggregate number of shares sold in this offering at a per-share redemption price equal to the amount in the trust account (a portion of which is made up of $7,000,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon and not previously released to us for working capital requirements and income tax obligations, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering. However, in the event that holders of more than 20% of the ordinary shares sold in this offering elect to redeem their shares, our existing shareholders have agreed to forfeit that number of shares (up to a maximum of 781,250) that will result in their owning collectively no more than 23.81% of outstanding ordinary shares immediately prior to the consummation of the business combination.

Management’s Discussion and Analysis
 of Financial Condition and Results of Operations

We were formed on July 18, 2007 as a Cayman Islands exempted company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the renewable energy industry. We intend to utilize cash derived from the proceeds of this offering and the private placement, our share capital, debt or a combination of cash, share capital and debt, in effecting a business combination. The issuance of additional shares of our share capital:

•	may significantly reduce the equity interest of our shareholders;

•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units and the sale of the insider warrants in the private placement, after deducting offering expenses of approximately $650,000 and underwriting discounts of approximately $14,000,000, or $16,100,000 if the underwriters’ over-allotment option is exercised in full, will be approximately $190,350,000, or $218,250,000 if the over-allotment option is exercised in full. However, the underwriters have agreed that 3.5% of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $197,350,000, or $226,300,000 if the over-allotment option is exercised in full, will be held in trust and the remaining $100,000 in either event, will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $100,000 of net proceeds not held in the trust account plus up to $2,200,000 of interest earned on the trust account balance that may be released to us will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$1,000,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•	$300,000 of expenses for the due diligence and investigation of a target business by our officers, directors and existing shareholders;

•	$240,000 for the administrative fee payable to Brasilinvest Group ($10,000 per month for 24 months);

•	$50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and

•	$710,000 for general working capital that will be used for miscellaneous expenses, general corporate purposes, liquidation obligations and reserves, including approximately $120,000 for director and officer liability insurance premiums.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay to Brasilinvest Group, an affiliate of Fernando Garnero, a monthly fee of $10,000 for general and administrative services.

On July 25, 2007, Mario Garnero advanced an aggregate of $175,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of July 24, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

Fernando Garnero, our Executive Chairman of the Board, and certain of his family members and entities affiliated with him and his family members, have committed to purchase an aggregate of 5,000,000 warrants at $1.00 per warrant (for a total purchase price of $5,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 1,250,000 units at $9.60 per unit. We estimate that the fair value of this option is approximately $5.9 million ($4.70 per unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative of the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 71.9%, (2) risk-free interest rate of 4.56% and (3) expected life of 5 years. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled ‘‘Underwriting — Purchase Option.’’

 Proposed Business

Introduction

We are a recently organized Cayman Islands limited life exempted company incorporated on July 18, 2007 as a blank check company in order to serve as a vehicle for the acquisition of an operating business in the renewable energy industry, which includes, but is not limited to companies involved in production, logistics and transportation. We initially intend to focus on ethanol producing plants in Brazil although we are not limited to any geographic location.

We believe the renewable energy industry and particularly the Brazilian ethanol industry, represents an attractive area for following reasons:

Limited supply and rising costs of traditional fossil fuels.    The supply of traditional fossil fuels (oil, gas, and coal) is becoming increasingly limited and subject to disruptions due to events such as political instability in producing regions or natural disasters including hurricanes. At the same time, demand is increasing. As a result, the cost of traditional fossil fuels has now reached levels at which renewable energy alternatives such as ethanol become economically very attractive, particularly if production costs are kept low. The Brazilian ethanol industry, which is based on low cost, high energy efficiency sugarcane, is a prime example of an alternative source. According to the Agricultural Marketing Resource Center (Action Newsletter, Volume 4, Summer 2007), an electronic resource for value-added agricultural producers, the average retail price of ethanol in Brazil is approximately 60.0% of the price for gasoline, which more than offsets the decrease in fuel efficiency from using ethanol (which can be up to 25.0%).

The Brazil ethanol market is the second largest in the world.    A robust market for ethanol has developed in Brazil as a result of the use of ethanol as an automotive fuel. Ethanol has been a very important automotive fuel in Brazil for well over 30 years. The ‘‘Proalcool Program’’ was implemented by the Brazilian government during the 1970s as a way to reduce the country’s dependence on oil imports and mitigate the negative effects of the oil price shocks in the balance of payments. With the advent of the flex fuel cars that can run on a mixture of any proportion of gasoline and ethanol, a very strong domestic Brazilian market has developed for ethanol. Currently, a minimum of 20.0% to 25.0% of ethanol is added to all gasoline used by regular cars (non-flex fuel) according to the Agricultural Marketing Resource Center. The Brazilian government varies the percent blend of ethanol between these percentages based on a number of factors, including fluctuations in the cost of gasoline.

According to the National Association of Vehicle Manufacturers (2007 Vehicle Sales Data), approximately 85.0% of all new automobiles fabricated and sold in Brazil are flex fuel cars, meaning they can operate on either gasoline or ethanol. Virtually all fuel stations in the country are prepared to supply ethanol, even in the most remote cities in the Amazon region. This acceptance and availability of ethanol is significantly higher compared to other countries, including the United States. As a result of initiatives such as the Proalcool Program, Brazil has become the second largest producer and user of ethanol in the world. According to the Brazil Institute of the Woodrow Wilson Center, a think tank established by the U.S. Congress, in 2006 the total production of ethanol fuel in Brazil was approximately 4.6 billion gallons, of which over 80.0% was sold in the domestic Brazilian market and the remainder was exported to various countries, including the United States. (Brazil Institute of Woodrow Wilson International Center of Scholars, Seminar Presentation on The Global Dynamics of Biofuels, February 20, 2007).

Brazil is a low cost producer of Ethanol.    According to CHOICES, a publication of the American Agricultural Economics Association, in 2006 the United States, then the second leading ethanol producer in the world behind Brazil, had total cost of production for corn-based ethanol of US$2.01 to US$3.96 per gallon (CHOICES, the magazine of food, farm and resource issues, 2nd Quarter 2006). On the other hand, in Brazil the total cost of production was approximately US$1.10 per gallon during the 2005 crop year (CHOICES, the magazine of food, farm and resource issues, 2nd Quarter 2006).

Large and fragmented market.    According to the U.S. Department of Agriculture (Sugar and Sweetners Outlook, SSS-249, June 4, 2007), there are approximately 320 ethanol producing plants operating in Brazil, milling approximately 425 million tons of sugarcane per year. The market is therefore very fragmented and management expects substantial consolidation in the next few years.

For the foregoing reasons, we believe the renewable energy sector in Brazil represents an attractive environment in which to focus our search for target businesses.

Competitive Advantages

We believe that our executive officers and directors possess the experience, skills and contacts necessary to source, evaluate, and execute an attractive business combination. Additionally, members of our board of directors have extensive professional relationships with the governmental, legislative, and diplomatic communities. We intend to leverage these extensive contacts and relationships of our executive officers and directors to source, evaluate and execute business combination opportunities.

Mr. Fernando Garnero, our Executive Chairman of the Board, is currently the Chief Executive Officer of the Brasilinvest Group, a merchant bank based in Brazil founded in 1975 with investments in the real estate, financial services, industrial, agribusiness, and energy industries and is also the Treasurer of the United Nations Association of Brazil.

Mr. Jorio Dauster, our non-executive Vice Chairman, is Chairman of the Board of Brasil EcoDiesel, Brazil’s largest biodiesel producer and was previously Chief Executive Officer of Companhia Vale Do Rio Doce (NYSE: RIO), one of the three largest mining companies in the world. Mr. Dauster is the former ambassador of Brazil to the European Union and was chief negotiator of Brazil’s external debt, among other diplomatic affiliations.

Mr. Renato Bertani, our Chief Executive Officer is currently President and Chief Executive Officer of Thompson & Knight Global Energy Services and was previously President of Petrobras Americas, the U.S. subsidiary of Brazil’s largest energy company, Petrobras Group.

Mr. Ovidio Antônio de Ângelis, our Chief Financial Officer and Secretary, served as a former Cabinet Minister under Brazilian President Fernando Cardoso and was the President of the Goiás State Bank. He also served as Vice President of Brazil’s Foreign Trade Council. Mr. de Ângelis has significant personal and professional ties with ethanol projects in Brazil, particularly in the state of Goiás, where he will primarily focus his attention to identify attractive targets business combinations. However, Mr. de Ângelis has not had any discussions regarding a business combination.

Mr. Washington Luiz Valente, our Chief Operating Officer, has been a consultant to companies in the bio-energy and alternative energy industries sectors serving as advisor to the State Bureau of Production and Tourism of the Brazilian State of Mato Grosso Do Sul and as its Superintendent of Industry and Business.

Mr. Mario Garnero, our Director, is the founder of the Brasilinvest Group. Mr. Garnero was previously Chairman of NEC do Brazil S/A, and Chairman of ITT-Standard Electric S/A, the Brazil subsidiaries of NEC Corporation and ITT Corporation. Mr. Garnero has also served as President of the Automotive Vehicle Manufacturer’s Association of Brazil and served as a member of the National Energy Commission of Brazil, among other industry organization affiliations.

Mr. Jacir Bergmann II, our Director, is the former Secretary of Industry, Trade, and Mercosul Affairs for the Brazilian state of Paraná, and also serves as Chairman of the Board for Environmental Paraná Forests S/A, Commercial Committee of Paraná (JUCEPAR), and Minerals of Paraná S/A (MINEROPAR).

Mr. Gerhard E. Kurz, our Director, served as Chairman and CEO of Seabulk International, Inc., and as President of Mobil Shipping and Transportation Company. Mr. Kurz is past chairman of the Marine Preservation Association and past Chairman of the Oil Companies International Marine Forum. He served on the Board of Directors of the American Bureau of Shipping, and is on the Board of the U.S. Coast Guard Foundation as well as the advisory board of the Panama Canal Authority.

Our executive officers and directors have strong reputations in the Brazilian business community and long-term relationships with senior executives and decision-makers. We believe that these relationships will provide us with an important advantage in sourcing and structuring potential business combinations. Additionally, our executive officers and directors have extensive contacts with consultants, investment bankers, attorneys, and accountants, among others, with knowledge of the renewable energy industry. While the past successes of our executive officers and directors do not guarantee that we will successfully consummate an initial business combination, they will play an important role in assisting us to identify strong potential targets and negotiate an agreement for our initial business combination and, to the extent that our executive officers and directors continue with us following the consummation of an initial business combination, we believe that their experience will help us operate the combined company.

Governmental Regulations

The Brazilian energy industry has been deregulated over the last 10 years and currently the government roles in the sector are essentially to enact energy policies, regulate and manage the concession of licenses, and oversee the activities regarding compliance of the various operators in relation to reliability and quality of the products and services, environmental and safety standards and royalty and tax collection. This is done through various government entities such as the National Energy Council (general policies), National Petroleum Agency and National Electric Energy Agency (licensing regulation and management of concessions) and Brazilian Institute of the Environment.

Following the end of the monopoly of the petroleum activities in 1998, Petrobras, the Brazilian state company, operates just like any other company in the market, competing and entering into joint ventures with other international companies active in the Brazilian energy industry.

The ethanol industry in Brazil, which is deregulated, is overseen by the National Petroleum Agency. Fiscal incentives that existed during the beginning of the ethanol program during the 1980’s have been gradually phased out. However, the government still regulates the mandatory minimum amount of ethanol to be mixed in the gasoline used by gasoline-operated (non flex fuel) cars. Such mandatory minimum amount has typically oscillated between 20% and 25%, depending on the availability of domestic ethanol (which, in turn, depends on the international sugar prices) and environmental impact in Brazil’s large urban areas.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any researchwith respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business be in the renewable energy industry and have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe numerous such candidates are available in the renewable energy industry. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their respective affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions, particularly in the renewable energy industry, but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors or shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we decide to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or shareholders, we will do so only if we have obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we consider a business combination target. We will not acquire an entity with which our management has had acquisition or investment discussions through their other business activities. We also do not anticipate acquiring an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our officers, directors, special advisors and existing shareholders. However, if circumstances change and we decide to acquire such an entity, we are required to obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination be with a target business in the renewable energy industry with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operations;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of its products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of its products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than majority voting control (meaning not less than 51% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. As the opinion will be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our shareholders will be entitled to rely on such opinion. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows shareholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of business diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for shareholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law. In connection with any such transaction, we will also submit to our shareholders for approval a proposal to amend our memorandum and articles of association to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if shareholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the ordinary shares voted by the public shareholders. This voting arrangement shall not apply to shares included in any units purchased in this offering or purchased following this offering in the open market by any of our existing shareholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 30% of the shares sold in this offering both exercise their redemption rights and vote against the business combination.

Redemption rights

At the time we seek shareholder approval of any business combination, we will offer each public shareholder the right to have such shareholder’s ordinary shares redeemed for cash if the shareholder votes against the business combination and the business combination is approved and completed. Our existing shareholders will not have such redemption rights with respect to any ordinary shares owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket. The actual per-share redemption price will be equal to the amount in the trust account, inclusive of any accrued interest then held in the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share redemption price would be approximately $7.89.

An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public shareholders, whether they are a shareholder of record or hold their shares in ‘‘street name,’’ to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, at the shareholder’s option. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, since our transfer agent has advised us that the delivery process can be accomplished by the shareholder, whether or not he is a shareholder of record or his shares are held in ‘‘street name,’’ in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC system, we believe this time period is sufficient for an average investor. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Accordingly, we will only require shareholders to deliver their certificates prior to the vote if we give shareholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. Accordingly, if the process to obtain a physical stock certificate takes longer than originally anticipated, shareholders who wish to redeem their shares using this delivery process may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares unless they do so by delivering their shares electronically.

Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, a shareholder could simply vote against a proposed business combination and check a box on the proxy card indicating such shareholder was seeking to redeem its shares. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an ‘‘option window’’ after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the redemption right, to which shareholders were aware they needed to commit before the shareholder meeting, would become a continuing right surviving past the consummation of the business combination until the redeeming shareholder delivered his certificate for redemption at the redemption price. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming shareholder’s election to redeem is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

Any request for redemption, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to shareholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of a business combination. Public shareholders who redeem their stock for their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder. Public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public shareholders owning 30% or more of the shares sold in this offering both exercise their redemption rights and vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public shareholders owning 29.99% of the shares sold in this offering may exercise their redemption rights and the business combination will still go forward. We have set the redemption percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public shareholders.

Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.11 of net sales proceeds for, the warrants included in the units, or persons who purchase ordinary shares in the aftermarket at a price in excess of $7.89 per share, may have a disincentive to exercise their redemption rights because the amount they would receive upon redemption could be less than their original or adjusted purchase price.

Liquidation if no business combination

Our memorandum and articles of association provides that we will continue in existence only until                     , 2009 [twenty four months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, it will trigger our automatic dissolution. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution and formally began a voluntary winding up procedure under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We view this provision terminating our corporate life by         , 2009 [twenty four months from the date of this prospectus] as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination. Under the Companies Law, in the case of a full voluntary liquidation procedure, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate the trust account would be liquidated within 10 days following the expiration of the 21-day period. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Cayman Islands Registrar of Companies confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.

If we are unable to complete a business combination by                                 , 2009 [twenty four months from the date of this prospectus], we will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after expiration of the 21-day period and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Fernando Garnero has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.89, or $0.28 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. Fernando Garnero has personally agreed, pursuant to an agreement with us and the representative of the underwriters that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that he would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $7.89, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $7.89 per share.

Our public shareholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to redeem their respective shares for cash upon a business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

If we are unable to consummate a transaction within 24 months from the date of this prospectus, our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders as part of our plan of distribution and dissolution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our directors and officers have agreed to indemnify us for all claims of creditors in order to protect the amounts held in trust. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we are required to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $7.89 due to claims or potential claims of creditors.

Additionally, in any liquidation proceedings of the company under Cayman Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 57 blank check companies, with more than $7.1 billion in trust, which have completed initial public offerings in the United States and are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek shareholder approval of a business combination may delay the completion of a transaction;

•	our obligation to redeem for cash ordinary shares held by our public shareholders to such holders that both vote against the business combination and exercise their redemption rights may reduce the resources available to us for a business combination; and

•	our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at Av Brig. Faria Lima, 1485-19 Andar, Brasilinvest Plaza CEP 01452-002, Sao Paulo, Brazil. The cost for this space is included in the $10,000 per-month fee Brasilinvest Group will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and Brasilinvest Group. We believe, based on rents and fees for similar services in Sao Paulo, Brazil, that the fee charged by Brasilinvest Group is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect each of our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

As a foreign private issuer, we are exempt from the rules under the Exchange Act regarding proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we have agreed with the representative of the underwriters that, for the period commencing with the date of this prospectus and ending upon our liquidation, in connection with any proposed business combination, we will deliver to our shareholders a proxy statement containing the information required by the rules under the Exchange Act. We have also agreed with the representative of the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for Current Reports on Form 8-K and will file Reports of Foreign Private Issuer on Form 6-K complying with those rules and regulations. We will also furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least quarterly, an English language version of our interim financial statements filed with the SEC.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to shareholders to assist them in assessing the target business. We will not acquire a target business if audited financial statements prepared in accordance with United States generally accepted accounting principles cannot be obtained for such target business. To the extent that such financial statements cannot be obtained, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after December 31, 2007. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 under the Securities Act promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$192,250,000 of the net offering proceeds including deferred underwriting fees, plus the $5,000,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Crédit Agricole Group, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$167,400,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $192,250,000 of net offering proceeds plus the $5,000,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small- and mid-capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Report of Foreign Private Issuer on Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 6-K, an amendment thereto, or in a subsequent Form 6-K, information indicating if the representative of the underwriters has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our shareholders the opportunity to vote on the business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information required by the SEC. A shareholder following the procedures described in this prospectus is given the right to redeem his or her shares for his or her pro rata share of the trust account. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our memorandum and articles of association, an automatic dissolution and liquidation of the company will be triggered 24 months from the date of this prospectus if we do not effect a business combination. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account
There can be released to us, from time to time, interest earned on the funds in the trust account of (i) up to $2,200,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our income tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for (i) up to $2,200,000 we may need to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts that we may need to pay our income tax obligations that may be released to us from the interest earned on the trust account balance, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

 Management

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Fernando Garnero	37	Executive Chairman of the Board
Jorio Dauster	69	Non-Executive Vice Chairman of the Board
Renato Bertani	54	Chief Executive Officer
Ovidio Antônio de Ângelis	62	Chief Financial Officer and Secretary
Washington Valente	58	Chief Operating Officer
Mario Garnero	70	Director
Gerhard Kurz	68	Director
Jacir Bergmann II	45	Director

Fernando Garnero has served as a member of our board of directors since our inception and as Executive Chairman of the Board since October 2007. Mr. Garnero is the current Chief Executive Officer of the Brasilinvest Group since 1996. The Brasilinvest Group is a business organization established in 1975 as a private business enterprise operating along the lines of a classic ‘‘banque d’affaires’’ or merchant bank. The establishment of the Brasilinvest Group, with activities in energy, alternative energy, real-estate, transportation, agricultural business, information technology and telecommunications, has over the years attracted direct investments to Brazil of approximately $4 billion, and gathered partners and business associates from 16 different countries, many of which are still minority shareholders of Brasilinvest. Mr. Garnero has served as General Director of the Forum Das Americas since 1997, a think tank, non profit organization established in 1978 and dedicated in expanding Brazil’s role in international trade. Mr. Garnero is the Treasurer of the United Nations Association of Brazil since 2000. Mr. Garnero has served as Director in the Board of Toscana Negocios E Participacoes S/A, a financial consulting firm to the Brazilian Government and the private sector since 2003. Mr. Garnero has also served as International Vice President of Habicamp (Regional Association of Habitation — Campinas), a real estate and civil construction company since January 2005. Mr. Garnero studied law at FMU (Faculdades Metropolitanas Unidas) and Business Management at the American University of Paris. Mr. Garnero who is fluent in English, French, Italian and Portuguese, is the son of Mario Garnero, a member of our board of directors.

Jorio Dauster has served as our non-executive Vice Chairman of the Board since our inception. Since February 2005, Mr. Dauster has served as the Board Chairman of Brasil Ecodiesel, the largest producer of biodiesel in Brazil and one of the largest in the world with five biodiesel plants currently in operation. Since March 2003, Mr. Dauster has served as a Director of the Executive Board of the Synergy Group, which is active in the areas of aviation, oil exploration and shipbuilding in Brazil and other Latin American countries. From March 1999 to July 2001, Mr. Dauster served as Chief Executive Officer of Companhia Vale Do Rio Doce (NYSE: RIO), one of the three largest mining companies in the world. From 1991 to 1999, Mr. Dauster served in Brussels as ambassador to the European Union, where he was involved in handling political and commercial relationships between Brazil and the European Union. He also assisted negotiations between Mercosul and the European Union. From 1990 to 1991, Mr. Dauster served as the chief negotiator of Brazil’s external debt, the first person to occupy this position, and assisted the country in drastically reducing Brazil’s debt of over $100 billion which was the largest of all developing countries at that time. From 1987 to 1990, Mr. Dauster served as President of the Brazilian Coffee Institute, a governmental body which had full control of the country’s coffee sector. From 1979 to 1987, Mr. Dauster served with the Brazilian embassy in London. From 1974 to 1979, Mr. Dauster was responsible for negotiations involving coffee, sugar and cocoa in the Ministry of Foreign Affairs. From 1972 to 1974, he served in the newly created National Institute of Industrial Property. Mr. Dauster entered the Brazilian diplomatic service in 1961 and served in various government roles through 1964. Mr. Dauster is a member of the executive committee of the Global Crop Diversity Trust, an independent international organization that aims at ensuring the conservation and availability of crop diversity for food security worldwide. Mr. Dauster received a B.A. from the Brazilian Diplomatic School in Rio de Janeiro.

Dr. Renato Bertani has served as our Chief Executive Officer since our inception. Dr. Bertani has served as the President and Chief Executive Officer of Thompson & Knight Global Energy Services, LLC, a company providing business development and portfolio management services to the energy industry, since March 2007. Since May 2007, Dr. Bertani has served as Interim Chief Operating Officer of Infinity Energy Resources, Inc., a Nasdaq Global Market listed independent energy company engaged in the acquisition, exploration, development and production of natural gas and oil in the United States. From September 2001 to March 2007, Dr. Bertani served as President of Petrobras America, Inc., a U.S. subsidiary of the Petrobras Group. From 1976 through 2006, Dr. Bertani held various professional and managerial services positions at Petrobras, including Director of International E&P Activities and Managing Director of Petrobras UK. Dr. Bertani is a member of the board of directors of GreenHunter Energy Inc., a company providing services in the biodiesel, wind and biomass energy sectors. Dr. Bertani is the President of the Brazil Texas Chamber of Commerce and serves on the Advisory Board of the Center for International Studies of St. Thomas University and on the Board of Trustees of the Museum of Fine Arts in Houston. Dr. Bertani received a B.S. in geology from Federal University of the Rio Grande Do Sul State, Brazil, an M.S. and a Ph.D. in sedimentary geology and geochemistry from the University of Illinois at Urbana-Champaign.

Ovidio Antônio de Ângelis has served as our Chief Financial Officer and Secretary since our inception. Mr. de Ângelis has served as the Secretary of the Foreign Trade Bureau of the State of Goiás in Brazil since May 2003. He also served as Vice President of Brazil’s Foreign Trade Council in 2003. From 1998 to December 2003, Mr. de Ângelis headed several Brazilian delegations in various international conferences including the International Conference ‘‘Istanbul+5’’ in Berlin, German and the International Conferences of HABITAT promoted by the United Nations in New York, as well as Nairobi, Kenya. Under the administration of Brazilian President Fernando Henrique Cardoso, from 1998 to August 2002, Mr. de Ângelis was a member of the Brazilian cabinet and served as the Minister and Special Secretary of Regional Politics. From August 1999 to December 2002, he was a member of the Brazilian cabinet as the Minister and Sepcial Secretary of Urban Development. He also served as executive secretariat of Ibero-America Urbanism and Habitation Ministries and Public Authorities Conference in Cuba and Panama. From 1999 to December 2002, Mr. de Ângelis also served as President of various work groups that developed the Brazilian National Public Urban Transport Plan, the Brazilian National Sanitation Plan and the Brazilian Nacional Habitation Plan. From 1992 to 1994, Mr. de Ângelis was President of the Electric Energy Company in the State of Goias. From 1991 to 1993, Mr. de Ângelis was President of the State Bank of Goias, and Vice president of the Association of Commercial and State Banks of Brazil (ASBACE). Mr. de Ângelis received a Bachelor’s Degree in Law at the Federal University of Goiás, College of Law.

Washington Valente has served as our Chief Operating Officer since our inception. Since 2002, Mr. Valente has been an advisor to companies in the bio-energy and alternative energy industries. From November 2004 to May 2006, Mr. Valente served as advisor to the State Bureau of Production and Tourism of the Brazilian State of Mato Grosso Do Sul and from September 2002 to November 2004, he served as the State’s Superintendent of Industry and Business. From February 2000 to June 2002, Mr. Valente served as a marketing and planning coordinator for Panamco Brasil, a Coca-Cola beverage bottling and distribution company. From 1991 to 1999, Mr. Valente served as sales and marketing manager of Olimpia Comercio E Representacoes Ltda., a company operating in the electronic industry. Mr. Valente received a Masters Degree in Agro-Industrial Production and Management from UNIDERP-MS and an M.B.A. from Getulio Vargas Foundation.

Mario Garnero has served as a member of our board of directors since our inception and served as our Executive Chairman of the Board from our inception to October 2007. Mr. Garnero is the Chairman and Founder of the Brasilinvest Group. Mr. Garnero is President of Jurisul — the Interamerican Institute for Juridical Studies on Mercosur, Fórum das Américas — a think-tank group established in 1978 to promote and improve global awareness of environmental issues, and President of the United Nations Association-Brazil. From 1981 to 1991, Mr. Garnero served as Chairman of the Board of NEC do Brasil S/A, a joint-venture between the Brasilinvest Group and the Japanese NEC, telecommunication company specializing in heavy switchboards and mobile phone technology. From 1982 to 1984, Mr. Garnero served as President of the National Confederation of Brazilian Industries (CNI), the representative body from the industrial sector in Brazil, responsible for the first business plan on Ethanol Transportation . During this period a document which contained the signatures of over 800 prominent leaders of the Brazilian economy, all in support of the production of the ethanol empowered automobile was produced by CNI. From 1979 to 1981, Mr. Garnero served as President of the National Association of Automotive Vehicle Manufacturers of Brazil, which included the most important automotive producers in Brazil, such as General Motors, Ford, FIAT and Volkswagen. From 1981 to 1982, Mr. Garnero served as a member of the National Energy Commission of Brazil. From 1978 to 1981, Mr. Garnero served as Chairman of ITT-Standard Electric S/A, former subsidiary of ITT (telecommunications sector) in Brazil acquired by Brasilinvest Group. Mr. Garnero has been the recipient of many awards and recognitions such as the Industry Metal of Merit-State of Piaui Federation of Industry Man of the Year from the Brazilian American Chamber of Commerce, New York, and Citizen of Sao Paulo. Mr. Garnero graduated from the Law School of Pontific Catholic University of Sao Paulo. Mr. Garnero who is fluent in English, French, Italian, Spanish and Portuguese is the father of Fernando Garnero, our Chairman of the Board.

Following a change in government in Brazil in 1985, many leading figures from the highest ranks of the business sector were investigated and prosecuted, including Mr. Garnero in connection with his business activities at the Brasilinvest Group. Mr. Garnero was subsequently acquitted of any wrongdoing by Brazil’s highest court in connection with this matter. In 2004, Mr. Garnero was investigated by Italian authorities in connection with his activities related to a plan to restructure the Italian food group, Cirio. The investigation was brought by the Milan public attorney, which was found not to have jurisdiction in the matter. As a result, the case was subsequently referred to the Roman public attorney to determine whether to prosecute. As of the date of this prospectus, the Roman public attorney has not made any charges against Mr. Garnero.

Gerhard E. Kurz has served as a member of our board of directors since our inception. Mr. Kurz has served as Chairman and Chief Executive Officer of Seabulk International, Inc., a marine transportation company, since April 2000. Mr. Kurz was affiliated with Mobil Oil Corporation from 1964 to March 2000, serving as President of Mobil Shipping and Transportation Company from 1989 to March 2000. Mr. Kurz is the past Chairman of the Marine Preservation Association and past Chairman of the Oil Companies International Marine Forum. Mr. Kurz also served on the board of directors of the American Bureau of Shipping. Mr. Kurz is a director of the U.S. Coast Guard Foundation and serves on the board of Fiberoptics Systems Technology Inc. as well as the advisory board of the Panama Canal Authority. Mr. Kurz is the recipient of many awards and recognitions including the International Maritime Hall of Fame Award, and the U.S. Coast Guard Award and Medal for Meritorious Public Service. Mr. Kurz holds a degree from University of Wales in Economics and an M.B.A. from New York University. Mr. Kurz also holds an Honorary Doctorate degree from the Massachusetts Maritime Academy.

Jacir Bergmann II has served as a member of our board of directors since our inception. He is currently serving a governmental and executive mission as Special Secretary for International Relations and Protocol for the Government of the Brazilian State of Paraná. From July 2006 to February 2007, Mr. Bergmann II served as Secretary of Industry, Trade, and Mercosul Affairs for the Government of Paraná. In this role he was responsible for developing, planning, and executing initiatives with the private sector of Brazil. He has also served as counselor in other capacities including Representative in the Brazilian Agency for Export Promotion (APEX), Titular delegate in the Paraná’s State Council of Automotive Politics, Titular delegate in the State Council of Environment and Hydric Resources, among others. From 2003 to 2006, Mr. Bergmann II served as Special Secretary for International Relations and Protocol for the Government of the Brazilian State of Paraná. From 1997 to 2003, he provided oversaw promotional and marketing events for Banco de Eventos, a private marketing and events enterprise. He currently serves as Chairman of the Board for Environmental Paraná Forests S/A, Commercial Committee of Paraná (JUCEPAR), and Minerals of Paraná S/A (MINEROPAR). Mr. Bergmann II studied Business Administration at Paraná Social Studies Foundation (FESP).

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Fernando Garnero, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Gerhard Kurz and Jacir Bergmann II, will expire at the second annual meeting. The term of the third class of directors, consisting of Mario Garnero and Jorio Dauster will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been or currently is a principal of, or affiliated with, a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay Brasilinvest Group, an affiliate of Fernando Garnero, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Garnero compensation in lieu of a salary. Other than the $10,000 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of ‘‘independent directors,’’ which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of this offering, Jorio Dauster, Gerhard Kurz and Jacir Bergmann II will be our independent directors, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Jorio Dauster, as Chairman, Gerhard Kurz and Jacir Bergmann II, each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Annual Report on Form 20-F;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of ‘‘independent directors’’ who are ‘‘financially literate’’ as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define ‘‘financially literate’’ as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Jorio Dauster satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an ‘‘audit committee financial expert,’’ as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Gerhard Kurz, as Chairman, and Jacir Bergmann II, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

Upon consummation of this offering, we will adopt a code of ethics in accordance with applicable U.S. Federal securities laws that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•	The initial shares owned by our officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations, and the insider warrants and any warrants purchased by our officers and directors in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchasers of the insider warrants have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

•	Our directors and officers may purchase ordinary shares as part of this offering or in the open market, in which case they would be entitled to vote such number of shares as they determine on a proposal to approve a business combination and exercise their redemption rights in connection therewith.

•	If we were to make a deposit, down payment or fund a ‘‘no shop’’ provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which, if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•	If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary obligations, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary obligations and any successors to such entities have declined to accept such opportunities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

Fernando Garnero is Chief Executive Officer of the Brasilinvest Group, a private company with activities in merchant banking and a focus in real estate, infrastructure, telecommunications, transportation, agricultural business, energy and alternative energy industries. Accordingly, Mr. Garnero has a pre-existing fiduciary obligation to the Brasilinvest Group. However, Brasilinvest Group has contractually agreed, pursuant to a written agreement with us, to allow Mr. Garnero to show all potential business combination opportunities to us prior to showing such opportunities to the Brasilinvest Group.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the vote of the public shareholders owning a majority of the shares of our ordinary shares sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to this offering. Any ordinary shares acquired by existing shareholders in the offering or aftermarket will be considered part of the holdings of the public shareholders. Except with respect to the redemption rights afforded to public shareholders, these existing shareholders will have the same rights as other public shareholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our existing shareholders. We do not intend to pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, investment firms with which our existing shareholders, executive officers or directors are affiliated. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

 Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of October 24, 2007 and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary shares
Name and Address of Beneficial Owner(1)			Before Offering	After Offering
Fernando Garnero	4,093,750	(2)	65.5%	13.1%
Jorio Dauster	1,250,000		20.0%	4.0%
Renato Tadeu Bertani	234,375	(3)	3.8%	*
Ovidio Antônio de Ângelis(4)	234,375		3.8%	*
Gerhard Kurz(5)	156,250		2.5%	*
Jacir Bergmann II(6)	62,500		1.0%	*
Washington Valente	62,500		1.0%	*
Mario Garnero	0	(7)	0	0
All directors and executive officers as a group (seven individuals)	6,093,750	(8)	97.5%	19.5%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is Av Brig. Faria Lima, 1485-19 Andar, Brasilinvest Plaza CEP 01452-002, Sao Paulo, Brazil.
(2)	Represents shares of common stock held by Rosewood Partners, an entity the beneficiary of which is Mr. Garnero. Does not include 5,000,000 ordinary shares issuable upon exercise of insider warrants that are not exercisable and will not become exercisable within 60 days held by Mr. Garnero and certain of his family members and entities affiliated with him and his family members.
(3)	These shares are held by Thompson & Knight Global Energy Services, LLC, of which Mr. Bertani is President and Chief Executive Officer
(4)	The business address of Mr. de Ângelis is Rua 01, Number 900, Apt. 601, Setor Oeste, Goiânia – Goiás, Brazil, 74115-040.
(5)	The business address of Mr. Kurz is 2100 South Ocean Lane, Ft. Lauderdale, Florida 33136.
(6)	The business address of Mr. Bergmann II is Rua Francisco Juglair, 110 – Curitiba, 81200-230, Parana, Brazil.
(7)	Does not include shares held by Rosewood Partners.
(8)	Does not include 5,000,000 ordinary shares issuable upon exercise of insider warrants that are not exercisable and will not become exercisable within 60 days.

Immediately after this offering, our existing shareholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our ordinary shares (assuming none of them purchase any units in this offering). None of our existing shareholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing shareholders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination. If holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their redemption rights and such business combination is consummated, our existing shareholders have agreed to forfeit, on a pro rata basis, and return to us for cancellation, a number of shares so that existing shareholders own no more than 23.81% of our outstanding ordinary shares immediately prior to the consummation of a business combination.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of a business combination. The initial shares may be released from escrow earlier than this date if, within the first year after we consummate a business combination:

•	the last sales price of our ordinary shares equals or exceeds $13.00 per share for any 40 trading days within any 60-trading day period; or

•	we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

During the escrow period, the holders of initial shares will not be able to sell or transfer their securities except (i) to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our shareholders with respect to the initial shares, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. With respect to any of the initial shareholders that are entities, such entities have agreed that they will not transfer ownership of their interests to anyone other than an initial shareholder or entities of which such shareholder is the beneficial owner and that any such transferees will be subject to the same escrow provisions. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing shareholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Fernando Garnero, our Executive Chairman of the Board, and certain of his family members and entities affiliated with him and his family members, have committed to purchase the insider warrants (for a total purchase price of $5,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5,000,000 purchase price of the insider warrants will become a part of the amount payable to our public shareholders upon our dissolution and the subsequent liquidation of the trust account and the insider warrants will expire worthless. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as such warrants are held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by it until after we have completed a business combination.

Fernando Garnero and Jorio Dauster are our ‘‘promoters,’’ as that term is defined under the Federal securities laws.

 Certain Relationships and Related Transactions

In July 2007, we issued 6,250,000 shares of our ordinary shares to the individuals set forth below for $25,000 in cash, at a purchase price of $0.004 share, as follows:

Name	Number of Shares	Relationship to Us
Rosewood Partners	4,093,750	Entity affiliated with Fernando Garnero, our Executive Chairman of the Board
Jorio Dauster	1,250,000	Non-Executive Vice Chairman of the Board
Thompson & Knight Global Energy Services, LLC	234,375	Entity presided by Renato Bertani, our Chief Executive Officer
Ovidio Antônio de Ângelis	234,375	Chief Financial Officer and Secretary
Global Investors, Ltd.	156,250	Shareholder
Gerhard Kurz	156,250	Director
Jacir Bergmann II	62,500	Director
Washington Valente	62,500	Chief Operating Officer

If we and the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing shareholders’ ownership at a percentage of the number of shares to be sold in this offering.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are released from escrow. In addition, these shareholders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to the date on which these ordinary shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Fernando Garnero, our Executive Chairman of the Board, and certain of his family members and entities affiliated with him and his family members, have committed, pursuant to written subscription agreements with us and the representative of the underwriters, to purchase the 5,000,000 insider warrants (for a total purchase price of $5,000,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as such warrants are held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination. The holders of the majority of these insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Brasilinvest Group, an affiliate of Fernando Garnero, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Brasilinvest Group $10,000 per month for these services. Mr. Garnero is the Chief Executive Officer of Brasilinvest Group. Accordingly, Mr. Garnero will benefit from the transaction to the extent of his interest in Brasilinvest Group. However, this arrangement is solely for our benefit and is not intended to provide Mr. Garnero compensation in lieu of a salary. We believe, based on rents and fees for similar services in Sao Paulo, Brazil, that the fee charged by Brasilinvest Group is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Mario Garnero has advanced to us $175,000 to cover expenses related to this offering. The loan will be payable without interest on the earlier of July 24, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $10,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our existing shareholders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested ‘‘independent’’ directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested ‘‘independent’’ directors (or, if there are no ‘‘independent’’ directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

 Description of Securities

General

We are authorized to issue 75,000,000 ordinary shares, par value $.0001, and 1,000,000 preferred shares, par value $.0001. As of the date of this prospectus, 6,250,000 ordinary shares are outstanding, held by eight shareholders of record. No preferred shares are currently outstanding.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the shareholder to purchase one ordinary share. The ordinary shares and warrants will begin to trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small- and mid-capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the ordinary shares and warrants be traded separately until we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report of Foreign Private Issuer on Form 6-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 6-K, an amendment thereto, or in a subsequent Form 6-K information indicating if the representative of the underwriters has allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.

Ordinary shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering in accordance with the majority of the shares of our ordinary shares voted by our public shareholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing shareholders, officers and directors. Our existing shareholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 30% of the shares sold in this offering both exercise their redemption rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our memorandum and articles of association, if we do not consummate a business combination by                             , 2009 [twenty four months from the date of this prospectus], this will trigger an automatic dissolution and liquidation of the company. If we are forced to liquidate prior to a business combination, our public shareholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing shareholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Apart from public shareholders having the right to have their ordinary shares redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed and subject to the memorandum and articles of association, our shareholders have no pre-emptive or other subscription rights. Public shareholders who redeem their stock for their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred shares

Our memorandum and articles of association authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one ordinary share at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current. The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including the insider warrants and any warrants issued upon exercise of our unit purchase option),

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $11.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The right to exercise the warrants will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing ordinary shares price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, we have agreed to allow the purchasers of the insider warrants and their affiliates to exercise the insider warrants on a ‘‘cashless basis.’’ If the holders take advantage of this option, they would pay the exercise price by surrendering their insider warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the insider warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants. The reason that we have agreed that the insider warrants will be exercisable on a cashless basis so long as they are held by the purchasers or their affiliates is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Purchase Option

We have agreed to sell to Morgan Joseph & Co. Inc., the representative of the underwriters, an option to purchase up to a total of 1,250,000 units at $9.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled ‘‘Underwriting — Purchase Option.’’

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

American Stock Exchange Listing

There is presently no public market for our units, ordinary shares or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol         .U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the ordinary shares and warrants will be listed on the American Stock Exchange under the symbols          and         .WS, respectively.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    Cayman Islands law does not provide for mergers as that expression is generally understood under the corporate laws of the various states of the United States. While Cayman Islands law does have statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a ‘‘scheme of arrangement’’ which may be tantamount to a merger, we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions (which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a ‘‘fraud on the minority.’’

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;

•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•	those who control the company are perpetrating a ‘‘fraud on the minority.’’

Enforcement of civil liabilities.    The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;

•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

•	is final;

•	is not in respect of taxes, a fine or a penalty; and

•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Selling Restriction

FOR CAYMAN ISLANDS INVESTORS:

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

Memorandum and Articles of Association

Our memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the Cayman Islands requires such a vote;

•	a prohibition against completing a business combination if 30% or more of our shareholders exercise their redemption rights in lieu of approving a business combination;

•	the right of shareholders voting against a business combination (up to approximately 29.99%) to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•	a requirement that our management take all actions necessary to dissolve our company and liquidate our trust account in the event we do not consummate a business combination by 24 months after the consummation of this offering;

•	limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon winding up and dissolution of our company or upon the exercise of their redemption rights; and

•	the bifurcation of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our memorandum and articles of association prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination without the approval of 100% of our shareholders. Pursuant to the underwriting agreement, we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Anti-Money Laundering – Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law (2003) of the Cayman Islands. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Shares Eligible for Future Sale

Immediately after this offering, we will have 31,250,000 ordinary shares outstanding, or 35,000,000 shares if the over-allotment option is exercised in full. Of these shares, the 25,000,000 shares sold in this offering, or 28,750,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,250,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to July 27, 2008. However, as described below, the SEC has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of those shares have been placed in escrow and will not be transferable for a period of one year after the consummation of our business combination and will be released prior to that date only if, following a business combination, (i) the last sales price of our ordinary shares equals or exceeds $13.00 per share for any 40 trading days within any 60-trading day period or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our ordinary shares for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding, which will equal 312,500 shares immediately after this offering (or 350,000 if the over-allotment option is exercised in full); and

•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, act as ‘‘underwriters’’ under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. The SEC has recently proposed amendments to Rule 144 that would make Rule 144 available to promoters or affiliates of blank check companies and their transferees 90 days after the consummation of a business combination by the blank check company. We cannot assure you, however, that these amendments will be adopted.

Registration Rights

The holders of our initial 6,250,000 shares issued and outstanding on the date of this prospectus, as well as the holders of the 5,000,000 insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain ‘‘piggy-back’’ registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and United States Federal income tax consequences of an investment in our ordinary shares and warrants is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

We have applied for and can expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

This section describes the material United States Federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares and warrants. This section does not address any aspect of United States Federal gift or estate tax, or the state, local or non-United States tax consequences of an investment in our ordinary shares and warrants. This section only applies to you if you acquire your ordinary shares and warrants in this offering and you hold your ordinary shares and warrants as capital assets for tax purposes. This discussion does not discuss all the tax consequences that may be relevant to particular investors in light of their circumstances or to investors that are subject to special rules, including:

•	a bank;

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	an insurance company;

•	a person liable for alternative minimum tax;

•	a person that actually or constructively owns 10% or more of the vote or value of our stock;

•	a person that holds ordinary shares that are a hedge or that are hedged against currency risks or as part of a straddle or a conversion transaction;

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;

•	a person who acquired shares pursuant to the exercise of a compensatory stock option; or

•	a person who owns shares through a partnership or other pass-through entity.

This section is based on the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), its legislative history, existing and proposed regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to changes possibly retroactively. There is currently no comprehensive tax treaty between the United States and the Cayman Islands.

For purposes of the United States Federal income tax discussion below, you are a U.S. holder if you are a beneficial owner of ordinary shares or warrants and you are:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation under United States Federal income tax laws created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate whose income is subject to United States Federal income tax regardless of its source; or

•	a trust if (A) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States domestic trust.

A non-U.S. holder is a beneficial owner of ordinary shares or warrants that is not a United States person for United States Federal income tax purposes.

You should consult your own tax advisor regarding the United States Federal, state and local tax consequences of owning and disposing of the ordinary shares or warrants in your particular circumstances.

This discussion addresses only United States Federal income taxation.

Issuance of an Investment Unit

There is no authority addressing the treatment, for United States Federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for United States Federal income tax purposes as an investment unit consisting of one ordinary share and a warrant to acquire one ordinary share. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the ordinary share and the warrant based on their respective relative fair market values.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the Internal Revenue Service (the ‘‘IRS’’) or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States Federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States Federal tax purposes.

Taxation of Dividends

U.S. Holders.    Under the United States Federal income tax laws, and subject to the personal foreign investment company (‘‘PFIC’’) rules discussed below, if you are a U.S. holder, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States Federal income tax purposes) is subject to United States Federal income taxation. If you are a corporate U.S. holder, dividends paid to you generally will be taxable at regular corporate rates of up to 35% and will not qualify for the dividends-received deduction. If you are a non-corporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 (after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income) that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold our ordinary shares for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. It is unclear whether the redemption rights with respect to our ordinary shares, described above under ‘‘Proposed Business — Effecting a Business Combination — Redemption rights’’, may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the preferential tax rate on qualified dividend income. Dividends we pay with respect to our ordinary shares generally will be qualified dividend income provided that, in the year that you receive the dividend, our ordinary shares are readily tradable on an established securities market in the United States.

Distributions in excess of our current and accumulated earnings and profits, as determined for United States Federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in our ordinary shares and thereafter as capital gain, long-term if the ordinary shares have been held for more than one year, as described below under ‘‘Taxation of the Disposition of Ordinary Shares and Warrants — U.S. Holders’’

If the dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the conversion rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Therefore, since the value of the foreign currency may decrease before you actually convert the currency into U.S. dollars, you may actually be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will ultimately receive. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Dividends will be income from sources outside the United States, but generally will be passive income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

Non-U.S. Holders.    If you are a non-U.S. holder, dividends paid to you in respect of our ordinary shares will not be subject to United States Federal income tax unless the dividends are effectively connected with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, effectively connected dividends may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of the Disposition of Ordinary Shares and Warrants

U.S. Holders.    Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ordinary shares or warrants (including as a result a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe), you will recognize capital gain or loss for United States Federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ordinary shares or warrants. Capital gain of a non-corporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. There is substantial uncertainty, however, as to whether the redemption rights with respect to our ordinary shares, described above under ‘‘Proposed Business — Effecting a Business Combination — Redemption rights’’, may suspend the running of the applicable holding period for this purpose. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. Your ability to deduct capital losses is subject to limitations.

A U.S. holder that receives foreign currency upon a disposition of ordinary shares or warrants and converts the foreign currency into U.S. dollars subsequent to its receipt will have foreign exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the U.S. dollar, which gain or loss generally will be U.S. source ordinary income or loss.

Non-U.S. Holders.    If you are a non-U.S. holder, you will not be subject to United States Federal income tax on gain recognized on the sale or other disposition of your ordinary shares or warrants (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, effectively connected gains that you recognize, under certain circumstances, may also be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of the Redemption of Ordinary Shares

Subject to the PFIC rules discussed below in the event that a U.S. holder redeems our ordinary shares for cash pursuant to the exercise of a redemption right, the transaction will be treated for United States Federal income tax purposes as a redemption of the ordinary shares. If that redemption qualifies as a sale of our ordinary shares by the U.S. holder under Section 302 of the Code, the holder will be treated as described under ‘‘Taxation of the Disposition of Ordinary Shares and Warrants — U.S. Holders’’ above. If that redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by the U.S. holder (including any shares constructively owned by the holder as a result of, among other things, owning warrants). The redemption of our ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a corporate distribution) if the receipt of cash upon the redemption (i) is ‘‘substantially disproportionate’’ with respect to the U.S. holder, (ii) results in a ‘‘complete termination’’ of the U.S. holder’s interest in us or (iii) is ‘‘not essentially equivalent to a dividend’’ with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only shares actually owned by the holder, but also shares that are constructively owned by it. A U.S. holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any shares the holder has a right to acquire by exercise of an option, which generally would include the ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding ordinary shares actually and constructively owned by the U.S. holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding ordinary shares actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the ordinary shares actually and constructively owned by the U.S. holder are converted or (ii) all of the ordinary shares actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a ‘‘meaningful reduction’’ of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority holder in a publicly held corporation who exercises no control over corporate affairs may constitute such a ‘‘meaningful reduction.’’ A U.S. holder should consult with its own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under ‘‘Taxation of Dividends — U.S. Holders’’, above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted ordinary shares will be added to the holder’s adjusted tax basis in its shares, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise or Expiration of Warrants

Subject to the PFIC rules discussed below, upon the exercise of a warrant, a U.S. holder will not recognize gain or loss and will have a tax basis in the ordinary shares received equal to the U.S. holder’s tax basis in the warrant plus the exercise price of the warrant. The holding period for the ordinary shares purchased pursuant to the exercise of a warrant will begin on the day following the date of exercise and will not include the period during which the U.S. holder held the warrant. In the event that a warrant lapses unexercised, a U.S. holder will recognize a capital loss in an amount equal to its tax basis in the warrant. Such loss will be long-term if the warrant has been held for more than one year.

Passive Foreign Investment Company Rules

•	Special United States tax rules apply to a company that is considered a PFIC. Under these rules, we will be classified as a PFIC for United States Federal income tax purposes in any taxable year in which either:

•	at least 75% of our gross income for the taxable year is passive income; or

•	at least 50% of the gross value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (not including certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

We do not expect to be a PFIC for our 2007 tax year or in the foreseeable future. Newly formed corporations, such as us, are excepted out of the PFIC rules for their first year of existence provided that certain standards are satisfied, which we believe we can meet. In addition, we expect to conduct our affairs in a manner so that we will not qualify as a PFIC in the foreseeable future. Our determination of whether we are a PFIC is, however, not binding on the IRS. We cannot assure you that we will not be a PFIC in the current year or for any future year.

If we are treated as a PFIC, and you are a U.S. holder that does not make a mark-to-market election, as described below, you will be subject to special rules with respect to:

•	any gain you realize on the sale or other disposition of your ordinary shares or warrants; and

•	any excess distribution that we make to you (generally, any distributions to you during a single taxable year that are greater than 125% of the average annual distributions received by you in respect of the ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares or ordinary shares).

Under these rules:

•	the gain or excess distribution will be allocated ratably over your holding period for the ordinary shares;

•	the amount allocated to the taxable year in which you realized the gain or excess distribution will be taxed as ordinary income;

•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC. Additionally, if we are treated as a PFIC during any year of a deceased U.S. holder’s holding period, a U.S. holder who acquires ordinary shares or warrants from the deceased U.S. holder would not receive the step-up of the income tax basis to fair market value for such ordinary shares or warrants. Instead, such U.S. holder would have a tax basis equal to the deceased’s tax basis, if lower.

If you own ordinary shares in a PFIC that are treated as marketable stock, you may make a mark-to-market election. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares or warrants at the end of the taxable year over your adjusted basis in your ordinary shares or warrants. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long term capital gains. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the ordinary shares or warrants will be adjusted to reflect any such income or loss amounts. Your gain, if any, recognized upon the sale, exchange or other disposition of your ordinary shares or warrants will be taxed as ordinary income. Any loss realized on the sale, exchange or other disposition of your ordinary shares or warrants would be taxed as an ordinary loss to the extent that such loss does not exceed the mark-to-market gain previously included as ordinary income by the U.S. holder.

In addition, notwithstanding any election you make with regard to the ordinary shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the 15% maximum rate applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States Federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

Alternatively, a U.S. holder that owns shares in a PFIC may make a qualifying electing fund (‘‘QEF’’) election, in which case such U.S. holder will not be subject to the PFIC rules described above with respect to the shares. However, in order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from us. Since we do not intend to provide the information that is required in order to enable U.S. holders to make the QEF election, such election will not be available.

If you own ordinary shares during any year that we are a PFIC, you must file IRS Form 8621 (or successor form).

You should consult your own tax advisor regarding the application of the PFIC rules to our ordinary shares or warrants in your particular circumstances, including the availability of making an election to avoid adverse United States Federal income tax consequences under the PFIC rules in the case we determined to be a PFIC in a future year.

Information Reporting and Backup Withholding

U.S. holders generally are subject to information reporting requirements with respect to dividends paid on our ordinary shares and on the proceeds from the sale, exchange or disposition of our ordinary shares or warrants if the payments are made by or through a U.S. person or a U.S. office of a non-U.S. person. In addition, U.S. holders are subject to backup withholding (currently at 28%) on dividends paid on our ordinary shares, and on proceeds from the sale, exchange or other disposition of our ordinary shares or warrants, unless each such U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 (or successor form) or otherwise establishes an exemption.

Non-U.S. holders generally are not subject to information reporting or backup withholding with respect to dividends paid on our ordinary shares, or the proceeds from the sale, exchange or other disposition of our ordinary shares or warrants, provided that each such non-U.S. holder certifies as to its foreign status on the applicable duly executed IRS Form W-8 (or successor form) or otherwise establishes an exemption.

Backup withholding is not an additional tax and the amount of any backup withholding will be allowed as a credit against a U.S. or non-U.S. holder’s U.S. Federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

 Underwriting

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and the underwriters, for which Morgan Joseph & Co. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units set forth opposite their respective names below:

Underwriters	Number of Units
Morgan Joseph & Co. Inc.
Maxim Group LLC
Total	25,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the SEC’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $         per unit and the dealers may reallow a concession not in excess of $         per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 3,750,000 additional units. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option. This information does not reflect the private placement proceeds received by us.

	Per unit	Without option	With option
Public offering price	$8.00	200,000,000	230,000,000
Discount(1)	$0.28	7,000,000	8,050,000
Deferred Discount(2)	$0.28	7,000,000	8,050,000
Proceeds before expenses(3)	$7.44	186,000,000	213,900,000

(1)	Does not include deferred fees that will be paid to the underwriters only upon consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed for cash).
(2)	$7,000,000, or $8,050,000 if the over-allotment option is exercised in full, of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such deferred discount upon our liquidation if we are unable to complete a business combination and have agreed to forfeit their deferred underwriting discount with respect to those units as to which the underlying shares are redeemed for cash by those shareholders who voted against the business combination and exercised their redemption rights.
(3)	The offering expenses are estimated at $650,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 1,250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $9.60 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 1,250,000 units, the 1,250,000 ordinary shares and the 1,250,000 warrants underlying such units, and the 1,250,000 ordinary shares underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and ‘‘piggy back’’ rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $5.9 million ($4.70 per unit), using an expected life of five years,

volatility of 71.9%, and a risk-free interest rate of 4.56%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Other Terms

Until consummation of a business combination, we have granted the representative of the underwriters the right to have its designee present at any meeting of our board of directors at which any proposed business combination will be discussed. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. The representative of the underwriters has not named a designee as of the date of this prospectus.

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the Financial Industry Regulating Authority determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

 Legal Matters

Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act and as such, will pass upon the validity of the securities offered in this prospectus. Legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. Proskauer Rose LLP, New York, New York, is acting as counsel for the underwriters in this offering.

 Experts

The financial statements included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass & Company, P.C. are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C. as experts in auditing and accounting.

 Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Green Power Enterprises, Inc.
(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Green Power Enterprises, Inc.

We have audited the accompanying balance sheet of Green Power Enterprises, Inc. (a corporation in the development stage) (the ‘‘Company’’) as of July 31, 2007 and the related statements of operations, shareholders’ equity and cash flows for the period July 18, 2007 (date of inception) to July 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Power Enterprises, Inc. (a corporation in the development stage) as of July 31, 2007, and the results of its operations and its cash flows for the period July 18, 2007 (date of inception) to July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
August 15, 2007

GREEN POWER ENTERPRISES, INC.
(a corporation in the development stage)

BALANCE SHEET

July 31, 2007

ASSETS
Current assets, cash	$200,000
Other assets, deferred offering costs	35,000
$235,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$36,000
Note payable, shareholder	175,000
Total current liabilities	211,000
Commitments
Shareholders’ equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued
Ordinary shares, $0.0001 par value, authorized 75,000,000 shares; 6,250,000 shares issued and outstanding	625
Additional paid-in capital	24,375
Deficit accumulated during the development stage	(1,000)
Total shareholders’ equity	24,000
$235,000

See accompanying notes to financial statements.

GREEN POWER ENTERPRISES, INC.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

For the period July 18, 2007 (date of inception) to July 31, 2007

Revenue	$—
Formation and operating costs	1,000
Net loss	$(1,000)
Weighted average number of ordinary shares outstanding, basic and diluted	6,250,000
Net loss per ordinary share, basic and diluted	$(0.00)

See accompanying notes to financial statements.

GREEN POWER ENTERPRISES, INC.
(a corporation in the development stage)

STATEMENT OF SHAREHOLDERS’ EQUITY

For the period July 18, 2007 (date of inception) to July 31, 2007

	Ordinary Shares
	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During Development Stage	Total Shareholders’ Equity
Ordinary shares issued to founders at $0.004 per share on July 27, 2007	6,250,000	$625	$24,375	$—	$25,000
Net loss for the period				(1,000)	(1,000)
Balances, at July 31, 2007	6,250,000	$625	$24,375	(1,000)	$24,000

See accompanying notes to financial statements.

GREEN POWER ENTERPRISES, INC.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

For the period July 18, 2007 (date of inception) to July 31, 2007

Cash flows from operating activities
Net loss	$(1,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in cash attributable to change in current liabilities
Accrued expenses	1,000
Net cash provided by (used in) operating activities	—
Cash flows from financing activities
Proceeds from note payable, shareholder	175,000
Proceeds from issuance of ordinary shares to initial shareholders	25,000
Net cash provided by financing activities	200,000
Net increase in cash	200,000
Cash, beginning of period	—
Cash, end of period	$200,000
Supplemental schedule of non-cash financing activity:
Accrued offering costs	$35,000

See accompanying notes to financial statements

GREEN POWER ENTERPRISES, INC.
(a corporation in the development stage)

Notes to Financial Statements

NOTE A – DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Green Power Enterprises, Inc. (a corporation in the development stage) (the ‘‘Company’’) was formed in the Cayman Islands on July 18, 2007. The Company was formed to acquire, through a merger, asset acquisition, stock exchange or other similar business combination, or control through contractual arrangements, an operating business in the renewable energy industry. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (‘‘SFAS’’) No. 7, ‘‘Accounting and Reporting By Development Stage Enterprises’’, and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

At July 31, 2007, the Company had not commenced any operations. All activity through July 31, 2007 relates to the Company’s inception and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents after such offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C) (the ‘‘Proposed Offering’’), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) a Target Business (‘‘Business Combination’’). As used herein, ‘‘Target Business’’ shall mean one or more businesses that at the time of the Company’s initial Business Combination has a fair market value of at least 80% of the Company’s net assets (all of the Company’s assets, including the funds then held in the trust account, less the Company’s liabilities (excluding deferred underwriting discounts and commissions of approximately $7.0 million, or approximately $8.1 million if the over-allotment option is exercised in full, described below). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company’s operations, if a Business Combination is consummated outside the United States, will be subject to local government regulations and to the uncertainties of the economic and political conditions of those areas.

Upon the closing of the Proposed Offering, approximately 98.6% of the gross proceeds of the Proposed Offering will be held in a trust account (‘‘Trust Account’’). The Trust Account will be invested in U.S. ‘‘government securities,’’ defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or money market funds meeting the conditions specified in Rule 2a-7 under the Investment Company Act of 1940, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The proceeds in the trust account will include $7.0 million of the gross proceeds representing deferred underwriting discounts and commissions that will be released to the underwriters on completion of a Business Combination. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek shareholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require shareholder approval under applicable law. In connection with the shareholder vote required to approve any Business Combination, all of the Company’s existing shareholders, including its officers and directors who own any of the initial shares (‘‘Initial Shareholders’’), have agreed to vote the ordinary shares owned by them immediately before this offering in accordance with the majority of the ordinary shares voted by the Public Shareholders. ‘‘Public Shareholders’’ is defined as the holders of ordinary shares sold as part of the Units in the

Proposed Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the ordinary shares voted by the Public Shareholders are voted in favor of the Business Combination and Public Shareholders owning less than 30% of the shares sold in the Public Offering exercise their conversion rights. If a majority of the ordinary shares voted by the Public Shareholders are not voted in favor of a proposed initial Business Combination but 24 months has not yet passed since closing of the Proposed Offering, the Company may combine with another Target Business meeting the fair market value criterion described above.

Public Shareholders voting against a Business Combination will be entitled to convert their shares into a pro rata share of the total amount on deposit in the trust account, including their pro rata portion of the deferred underwriting discount, and including any interest earned on their portion of the trust account net of any interest income necessary to pay the Company’s tax obligations, if any, and net of interest income of up to $2.2 million on the balance of the trust account previously released to the Company, if a Business Combination is approved and completed.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission (the ‘‘SEC’’).

Development stage company:

The Company complies with the reporting requirements of SFAS No. 7, ‘‘Accounting and Reporting by Development Stage Enterprises.’’

Net loss per ordinary share:

The Company complies with the accounting and disclosure requirements of SFAS No. 128, ‘‘Earnings Per Share.’’ Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding for the period. Net loss per ordinary share, assuming dilution, reflects the maximum potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares and would then share in the earnings of the Company except where the result would be antidilutive. At July 31, 2007, the Company had no contracts to issue ordinary shares.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, ‘‘Disclosure About Fair Value of Financial Instruments,’’ approximates the carrying amounts represented in the accompanying balance sheet.

Foreign Currency Translation

The Company’s reporting currency is the United States dollar. Although the Company maintains a cash account with a bank in Monaco, denominated in Euros, its expenditures to date have been and are expected to continue to be denominated in United States dollars. Accordingly, the Company has designated its functional currency as the United States dollar.

In accordance with SFAS 52, ‘‘Foreign Currency Translation’’, foreign currency balance sheets will be translated using the end of period exchange rates, and statements of operations will be translated at the average exchange rates for each period. The resulting translation adjustments to the balance sheet will be recorded in accumulated other comprehensive income (loss) within stockholders’ equity.

Foreign currency transaction gains and losses will be included in the statement of operations as they occur.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the Securities Exchange Commission Staff Accounting Bulletin (‘‘SAB’’) Topic 5A — ‘‘Expenses of Offering’’. Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Preferred shares

The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Income taxes:

Under the laws of the Cayman Islands, the Company is not subject to income taxes. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Recently issued accounting pronouncements

In September 2006, the FASB issued SFAS No. 157 ‘‘Fair Value Measurements’’ (SFAS No. 157). SFAS No. 157 provides guidance for, among other things, the definition of fair value and the methods used to measure fair value. The provisions of SFAS No. 157 are effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of this new standard to have a material impact on the financial position, operating results and cash flows of the Company.

In February 2007, the FASB issued SFAS No. 159 ‘‘The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115’’ (SFAS No. 159). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The provisions of SFAS No. 159 are effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of this new standard to have a material impact on the financial position, operating results and cash flows of the Company.

NOTE C – PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 25,000,000 units (‘‘Units’’). Each Unit consists of one ordinary share, $0.0001 par value, and one redeemable ordinary share purchase warrant (‘‘Warrants’’). The expected public offering price will be $8.00 per Unit. Each Warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $6.00 commencing on the later of (i) one year from the date of the final prospectus for the Proposed Offering or (ii) the completion of a Business Combination with a target business, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the ordinary shares is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company is unable to deliver registered ordinary shares to the holder upon exercise of warrants during the exercise period, there will be no cash settlement of the warrants and the warrants will expire worthless.

NOTE D – RELATED PARTY TRANSACTIONS

On July 27, 2007, the Company issued 6,250,000 ordinary shares (‘‘Initial Shares’’) to the Initial Shareholders for $0.004 per share or a total of $25,000. If holders of more than 20% of the shares sold in the Proposed Offering vote against a proposed Business Combination and seek to exercise their redemption rights and such Business Combination is consummated, the Initial Shareholders have agreed to forfeit, on a pro rata basis, and return to the Company for cancellation, a number of shares so that the Initial Shareholders own no more than 23.81% of our outstanding ordinary shares immediately prior to the consummation of a Business Combination.

On July 25, 2007, the Company issued a $175,000 unsecured promissory note to an officer of the Company. The note is non-interest bearing and is payable on the earlier of July 24, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount at $175,000.

The Company’s Chairman and certain of his affiliates have agreed to purchase, in a private placement, 5,000,000 warrants at $1.00 per warrant (‘‘Insider Warrants’’) simultaneously with the consummation of the Proposed Offering from the Company, not as part of the Proposed Offering. All of the proceeds from this private placement will be placed in a trust account until a business combination has been consummated. The Insider Warrants will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that if they will not be subject to redemption, the Insider Warrants may be exercisable on a ‘‘cashless basis’’, and cannot be sold or transferred until the Company’s completion of a Business Combination. If the Company does not complete a Business Combination, then the $5 million proceeds will be part of the liquidating distribution to the Public Shareholders and the warrants issued under this transaction will expire worthless.

The holders of the Initial Shares, as well as the holders of the Insider Warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities will be entitled to make up to two demands that we register such securities. The holders of the Initial Shares will be able to make a demand for registration of the resale of their Initial Shares at any time commencing nine months after the consummation of a business combination. The holders of a majority of the Insider Warrants (or underlying securities) will be able to elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, such holders will have certain ‘‘piggy-back’’ registration rights on registration statements filed subsequent to the date on which such securities are released from escrow. On the effective date of the registration statement relating to the Proposed Offering, the Initial Shareholders will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as (i) transfers to an entity’s members upon its liquidation, (ii) to relatives and trusts for estate planning purposes or (iii) by private sales made at or prior to the consummation of a Business Combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a Business Combination or earlier if, following a Business Combination, (i) the last sales price of our ordinary shares equals or exceeds $13.00 per share for any 40 trading days within any 60-trading day period, or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

The Company has agreed to pay $10,000 per month for office space and general and administrative services. The office space is being leased from Brasilinvest Group, an affiliate of one of the Company’s officers. Services will commence on the effective date of the Proposed Offering and will terminate upon the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company.

NOTE E – COMMITMENTS

The Company is committed to pay an underwriting discount of 3.5% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional fee of 3.5% of the gross offering proceeds payable upon the Company’s consummation of a Business Combination. The underwriters will not be entitled to any interest accrued on the deferred discount.

The Company has granted the underwriter a 45-day option to purchase up to 3,750,000 additional Units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

The Company has also agreed to sell to the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 1,250,000 Units for $9.60 per Unit. The Units issuable upon exercise of this option are identical to those offered in the Proposed Offering. The purchase option and its underlying securities have been registered under the registration statement.

The Company will account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to shareholders’ equity. Accordingly, there will be no net effect on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon the Black-Scholes model, that the fair market value of the option on the date of sale would be approximately $4.70 per Unit, or approximately $5.9 million in total, using an expected life of five years, volatility of 71.9% and a risk-free interest rate of 4.56%.

The volatility calculation of 71.9% is based on the volatility of a representative sample of eighteen (18) companies with market capitalizations between $200 million to $600 million that management believes to be operating in the energy sector (the ‘‘Sample Companies’’). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its ordinary share price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the average volatility of the Sample Companies because management believes that the average volatility of such companies is a reasonable benchmark to use in estimating the expected volatility of the Company’s ordinary shares post-business combination.

The purchase option may be exercised for cash or on a ‘‘cashless’’ basis, at the holder’s option, such that the holder may use the appreciated value of the purchase option (the difference between the exercise prices of the purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the purchase option or the Warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the Warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from a registration is available. If the holder is unable to exercise the purchase option or the underlying Warrants, the purchase option or Warrants, as applicable, will expire worthless.

Until                         , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$200,000,000

Green Power Enterprises, Inc.

25,000,000 Units

PROSPECTUS

Morgan Joseph    Maxim Group LLC

                             , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7.    Recent Sales of Unregistered Securities.

(a)    During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Shareholders	Number of Shares
Rosewood Partners	4,093,750
Jorio Dauster	1,250,000
Thompson & Knight Global Energy Services, LLC	234,375
Ovidio Antônio de Ângelis	234,375
Global Investors, Ltd.	156,250
Gerhard Kurz	156,250
Jacir Bergmann II	62,500
Washington Valente	62,500

Such shares were issued on July 18, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals. The shares issued to the individuals above were sold for an aggregate offering price of $25,000 at an average purchase price of $0.004 per share.

In addition, Fernando Garnero, our Executive Chairman of the Board, and certain of his family members and entities affiliated with him and his family members have committed to purchase from us 5,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $5,000,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as these individuals and entities are financially sophisticated, accredited investors. The obligation to purchase the warrants undertaken by such individuals was made pursuant to Subscription Agreements, dated as of August 22, 2007 (the form of which was filed as Exhibit 10.16 to the Registration Statement on Form F-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such individuals are conditions outside of the investors’ control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a ‘‘completed private placement.

No underwriting discounts or commissions were paid with respect to such sales.

Item 8.    Exhibits and Financial Statement Schedules.

(a)    The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Selected Dealer Agreement.
3.1	Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Unit Purchase Option to be granted to Representative.*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Maples and Calder.*
5.2	Opinion of Graubard Miller.
10.1	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Mario Garnero.
10.2	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Jorio Dauster.
10.3	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Renato Bertani.
10.4	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Ovidio Antônio de Ângelis.
10.5	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Gerhard Kurz.
10.6	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Jacir Bergmann II.
10.7	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Fernando Garnero.
10.8	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Washington Valente.
10.9	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Global Investors Ltd.
10.10	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.11	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders.
10.12	Form of Warrant Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and purchasers of the Insider Warrants.
10.13	Form of Administrative Services Agreement between the Registrant and Brasilinvest Group.
10.14	Form of Promissory Note issued to the Brasilinvest Group.

Exhibit No.	Description
10.15	Form of Registration Rights Agreement among the Registrant and the Initial Shareholders.
10.16	Form of Subscription Agreements among the Registrant, Graubard Miller and each of Fernando Garnero, certain of his family members and entities affiliated with him and his family members.
10.17	Letter Agreement from the Brasilinvest Group.
14.1	Form of Code of Ethics
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Maples and Calder (included in Exhibit 5.1).*
23.3	Consent of Graubard Miller (included in Exhibit 5.2).
24	Power of Attorney (included on signature page of this Registration Statement).**
99.1	Form of Audit Committee Charter.
99.2	Form of Nominating Committee Charter.

*	To be filed by amendment.
**	Previously filed.

Item 9.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sao Paulo, Brazil, on the 24th day of October, 2007.

GREEN POWER ENTERPRISES, INC.
By: /s/ Renato Bertani
Renato Bertani Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Executive Chairman of the Board	October 24, 2007

Fernando Garnero

*	Non-Executive Vice Chairman of the Board	October 24, 2007

Jorio Dauster

/s/ Renato Bertani	Chief Executive Officer (Principal Executive Officer)	October 24, 2007

Renato Bertani

*	Chief Financial Officer (Principal Accounting and Financial Officer)	October 24, 2007

Ovidio Antônio de Ângelis

*	Director	October 24, 2007

Gerhard Kurz

*	Director	October 24, 2007

Jacir Bergmann II

*	Director	October 24, 2007

Mario Garnero

* By Renato Bertani, Power of Attorney